UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                           Check the appropriate box:

                      |X| Preliminary Information Statement

                |_| Confidential, for Use of the Commission Only
                       (as permitted by Rule 14c-5(d)(2))

                      |_| Definitive Information Statement

                         Xerion EcoSolutions Group Inc.

                (Name of Registrant As Specified In Its Charter)

               Payment of Filing Fee (Check the appropriate box):

                              |X| No fee required.

    |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:


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PRELIMINARY COPY

                         XERION ECOSOLUTIONS GROUP INC.
                           1427 West Valley Boulevard
                                   Suite 101
                               Alhambra, CA 91803

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

Dear Shareholder:

A Special Meeting of shareholders of Xerion EcoSolutions Group Inc. ("Xerion") will be held at 159 N. Santa Anita Avenue, Arcadia, CA 91006, at 3:00 p.m. local time, and thereafter as it may be adjourned from time to time, on February __, 2006, for the following purposes:

(1) To approve the reincorporation of Xerion from the State of Colorado to the State of Nevada, including the change of our corporate name to "City Home Development Corporation" and a change in the par value of preferred stock to $.001 par value per share from no par value;

(2) To approve a one-for-eight (1-for-8) reverse split of the currently issued and outstanding Common Stock of Xerion;

(3) To elect members to the Board of Directors of Xerion consisting of five persons: Mr. Fang Zhong, Mr. Yang Jeongho, Mr. Fang Wei Feng, Mr. Fang Wei Jun, and Mr. Dick R Lee;

(4) To approve the 2006 Stock Option, SAR and Stock Bonus Plan;

(5) To approve the appointment of Murrell, Hall, McIntosh & Co., PLLP as the registered public accounting firm of Xerion for its fiscal year ended December 31, 2005; and

(6) To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

This Information Statement is intended to afford shareholders the opportunity to vote on the above described proposals, and any other matters, if any, that may be properly brought before the Special Meeting.

On January 10, 2006, the Record Date for shareholders entitled to vote at the Special Meeting, there were 227,321,840 shares of the Common Stock of Xerion issued and outstanding. One-third of such outstanding shares of Common Stock is necessary to provide a quorum at the Special Meeting. Each share is entitled to one vote. Under the Articles of Incorporation, shareholders do not have the right to cumulate votes for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock, present and voting at the Annual Meeting, is required.

The cost of distributing this Information Statement will be borne by Xerion which will reimburse brokerage houses, custodians, nominees and fiduciaries for their expenses in forwarding the material to the beneficial owners of its Common Stock.

General Background and Recent Events

Xerion entered into a Stock Exchange Agreement (the "Agreement") under which Town House Land Limited ("Town House"), a real estate development company located in The People's Republic of China (the "PRC"), would be acquired by Xerion in consideration of the issuance of Common Stock of Xerion representing 98.75% ownership interest in Xerion to the owners of Town House and their designees. The closing occurred on October 31, 2005, and Town House became a wholly-owned subsidiary of Xerion.

A copy of the Agreement is attached to the Form 8-K current report of Xerion dated October 18, 2005 (Exhibit 2.1) and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Agreement.


The principal executive office of Xerion has been changed and moved to:

Xerion EcoSolutions Group Inc., 1427 West Valley Boulevard, Suite 101, Alhambra, CA 91803.


On October 31, 2005, Mr. Warren C. Gacsi resigned as a director and an officer of Xerion. Mr. Zhong Fang was appointed as a director to fill the resulting vacancy. In addition, all officers of Xerion were replaced by new officers designated by Town House. Following these actions, the members of the Board were Mr. Ben Traub, Mr. Robert Skanes and Mr. Zhong Fang.

Effective November 26, 2005, the Board of Directors of Xerion appointed Mr. Weifeng Fang and Mr. Weijun Fang to serve as directors of Xerion to fill vacancies resulting from the resignations of Mr. Ben Traub and Mr. Robert Skanes as directors.

Prior to the reverse merger transaction, Xerion had been a non-operating corporate shell for several years and had no material assets, revenues or earnings. Because of the change in the ownership, control, and management of Xerion and the new active real estate development operations of Xerion, Xerion believes that it is in the best interests of Xerion to: (a) reincorporate in the State of Nevada, (b) increase the number of directors on the Board of Directors of Xerion, (c) effect a 1-for-8 reverse split of the outstanding Common Stock of Xerion, (iv) approve a stock option, SAR and stock bonus plan for the directors, officers, employees and consultants of Xerion, and (v) appoint Murrell Hall McIntosh & Co., PLLP as the independent registered public accounting firm of Xerion.

Town House Organization

The principal business operations of Town House are real estate development. Its operations are conducted by and through its subsidiaries:

1. Town House (Wuhan) Land Limited, formerly called Wuhan Pacific Real Estate Development Company Limited ("Town House-Wuhan")] that is located in Hong Kong in The People's Republic of China (the "PRC");

2. Town House (Miami) Corporation, a Florida corporation; and

3. Town House Land (USA) Inc., a California corporation.

The corporation organization of Town House is as follows:

                                   Town House
                              ---------------------
                                        |
                                        |
                         Town House (Wuhan) Land Limited
--------------------------------------------------------------------------------
                 |                                          |
                 |                                          |
          Town House (Miami)                         Town House Land
          Corporation                               (USA) Corporation

Town House is a limited liability company organized in 2003 in the Hong Kong Special Administrative Region in the PRC as a holding company.

Town House owns 97% of Town House-Wuhan which was organized in Hubei Province in the PRC as a limited liability company in 1995. Substantially all of the assets and operations of Town House in the PRC are conducted through Town House-Wuhan.

Town House Miami Corporation is a Florida corporation organized on November 18, 2004.

Town House Land (USA), Inc. is a California corporation organized on March 4, 2004.


                         Town House (Wuhan) Land Limited

Town House-Wuhan is one of the first privately owned property development companies in Wuhan City in the PRC and is one of the largest property developers in Wuhan City, based on a list of top 100 property development enterprises in Wuhan City in terms of gross floor area ("GFA"), published by the Wuhan Statistics Bureau and the Development Research Center. It had engaged principally in the development and sale of high quality commercial and private residential properties catering to the middle-class residential property market in Wuhan City and in the City of Yi Chang.


Its portfolio of properties under development are currently all located in Wuhan City and in the City of Yi Chang, and target different segments within the mass residential property market, including young white collar employees, middle to senior managers in enterprises, entrepreneurs and families with young children. These upwardly mobile people represent the emerging middle class and are a growing source of demand in the mass residential property market.

Town House-Wuhan has equity interests in six property development projects in Wuhan City, with an approximate GFA of 200,000 square meters and an aggregate site area of approximately 100,566 square meters. Town House-Wuhan has obtained land use rights certificates in respect of each of these six property development projects. Town House-Wuhan has not yet obtained land use rights certificates in respect of, but has interest in and plans to develop a further five projects in Wuhan City with an approximate GFA of 252,000 square meters and an aggregate site area of approximately 70,000 square meters.

Town House-Wuhan intends to further solidify its position in Wuhan City, and also plans to expand focus in the City of Yi Chang. Town House-Wuhan intends to pursue quality business opportunities in other fast growing cities in the PRC, if market conditions are appropriate.

Proposal 1. Approval of the reincorporation of Xerion from the State of Colorado to the State of Nevada.

General

Xerion proposes to change its state of incorporation from the State of Colorado to the State of Nevada (the "Reincorporation"). For the reasons set forth below, Xerion believes that its best interest and that of our shareholders will be best served by the Reincorporation. Such Reincorporation will be accomplished by merging Xerion with and into its new wholly-owned Nevada subsidiary, City Home Development Corporation ("CHDC"). The proposal to change our state of incorporation gives our shareholders dissenters' rights under Colorado law. The Reincorporation will not result in a change in our capitalization included in our current Articles of Incorporation.

Reasons for the Reincorporation

The only reason that Xerion is incorporated in the State of Colorado is that its predecessor's operations were based and incorporated in the State of Colorado. The Board of Directors believe that a change in our state of incorporation from Colorado to Nevada will meet our business needs and that the Colorado Business Corporations Act ("CBCA") does not offer corporate law advantages comparable to those provided by the laws of the State of Nevada. Xerion also wishes to reincorporate to Nevada in order to have more flexibility in approval of corporate actions by shareholders acting through written consent. The corporate laws of the State of Nevada are, in the opinion of Xerion, more flexible and less burdensome in areas like the need to call a shareholders' meeting to approve any and all corporate actions or certain changes to the Articles of Incorporation. Reincorporation from Colorado to Nevada also may make it easier to attract future candidates willing to serve on our Board of Directors. Potential candidates are generally more familiar with Nevada law, including provisions relating to director indemnification; from their past business experience.

LIMITATION OF SHAREHOLDERS' PARTICIPATION IN CONSIDERATION AND APPROVAL OF FUTURE CORPORATE ACTIONS

BY APPROVING THE MERGER AND REINCORPORATION, YOU WILL CAUSE THE SURVIVING CORPORATION'S NEVADA ARTICLES OF INCORPORATION AND NEVADA BY-LAWS TO GOVERN CORPORATE GOVERNANCE. WHILE NO MATERIAL CHANGES TO XERION'S CURRENT ARTICLES OF INCORPORATION ARE BEING ADOPTED, BY REINCORPORATING TO NEVADA, ONE SHAREHOLDER, MR. FANG ZHONG, WHO HOLDS OVER 82% OF THE VOTING POWER OF XERION, WILL BE ABLE TO APPROVE BY WRITTEN CONSENT AND WITHOUT ANY VOTE BY THE OTHER SHAREHOLDERS ALMOST ANY PROPOSED CORPORATE ACTION, INCLUDING APPROVAL OF AMENDMENTS TO THE ARTICLES OF INCORPORATION, APPROVAL OF SIGNIFICANT CORPORATE TRANSACTIONS LIKE MERGERS, RECLASSIFICATIONS OF XERION'S SECURITIES, THE NUMBER OF DIRECTORS ON XERION'S BOARD OF DIRECTORS, DISSOLUTION OF XERION AND GOING PRIVATE TRANSACTIONS. WHILE MR. FANG WOULD HAVE SUFFICIENT VOTING POWER UNDER THE CBCA TO APPROVE ALMOST EVERY PROPOSED CORPORATE ACTION, HE WOULD HAVE TO APPROVE SUCH ACTIONS AT A SHAREHOLDERS' MEETING AT WHICH THE OTHER SHAREHOLDERS WOULD HAVE THE OPPORTUNITY TO VOICE THEIR OPINIONS AND CAST THEIR VOTES AS WELL AS RECEIVE ANSWERS FROM XERION'S SENIOR MANAGEMENT ON ANY PROPOSED CORPORATE ACTION. UNDER NEVADA LAW, MR. FANG COULD APPROVE MOST PROPOSED CORPORATE ACTIONS WITHOUT A SHAREHOLDERS' MEETING AND WITHOUT XERION SOLICITING YOUR VOTE AT A SHAREHOLDERS' MEETING.

The Merger Agreement

To effect our Reincorporation in Nevada, we will be merged with and into CHDC, with CHDC being the surviving corporation (the "Agreement and Plan of Merger"). Following the merger, CHDC will continue to conduct the business of Xerion as a Nevada corporation under the name "City Home Development Corporation" and will assume all of our assets and liabilities. The persons nominated and elected herein to be our Board of Directors and officers will become the Board of Directors and officers of the surviving corporation for identical terms of office.

At the effective time of the Reincorporation, each outstanding share of our Colorado Common and Preferred Stock (hereinafter jointly referred to as the "Colorado Stock") will automatically be converted into one fully paid and nonassessable share of Common Stock and Preferred Stock of CHDC (hereinafter jointly referred to as the "CHDC Stock"), each having the same rights as existed prior to the merger. We do not intend to issue new stock certificates to stockholders of record upon the effective date of the merger and each certificate representing issued and outstanding shares of our Colorado Stock immediately prior to the effective date of the merger will evidence ownership of the shares of CHDC Stock after the effective date of the merger. Thus, it will not be necessary for our shareholders to exchange their existing stock certificates for certificates of CHDC. However, after consummation of the merger, any stockholder desiring a new form of stock certificate may submit the existing stock certificate to our transfer agent for cancellation, and obtain a new Nevada form of certificate.


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

STOCKHOLDERS NEED NOT EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF THE SURVIVING CORPORATION. HOWEVER, ANY STOCKHOLDERS DESIRING NEW STOCK CERTIFICATES REPRESENTING COMMON STOCK OF THE SURVIVING CORPORATION MAY SUBMIT THEIR EXISTING STOCK CERTIFICATES TO SIGNATURE STOCK TRANSFER, INC., 2591 ONE PRESTON PARK, 2301 OHIO DRIVE, SUITE 100, PLANO, TX 75093, OUR TRANSFER AGENT, AND OBTAIN NEW CERTIFICATES. THERE WILL BE A CHARGE OF APPROXIMATELY $35.00 PER CERTIFICATE PAYABLE BY ANY SHAREHOLDER DESIRING A NEW SHARE CERTIFICATE.

At the effective time of the merger, CHDC's Common Stock will be listed for trading on the NASD Electronic Bulletin Board and the Colorado Common Stock will cease to be listed on the NASD Electronic Bulletin Board.

Approval of the Reincorporation (which constitutes approval of the Agreement and Plan of Merger) requires the affirmative vote of the holders of a majority of all of the votes entitled to be cast by the holders of the Colorado Stock of Xerion.

Effective Time

If approved by the requisite vote of the holders of shares of the Colorado Stock, it is anticipated that the merger, and consequently the Reincorporation, will become effective at the time set forth in each of the Articles of Merger to be filed with the Secretary of State of Colorado (together with the Agreement and Plan of Merger) in accordance with Article 7-111-105 of the CBCA and the Articles of Merger to be filed with the Secretary of State of Nevada in accordance with the relevant provisions of the Nevada Revised Statutes (the "NRS"). However, the Agreement and Plan of Merger may be terminated and abandoned by action of the Board of Directors of Xerion at any time prior to the effective time of the Reincorporation, whether before or after the approval by holders of shares of the Colorado Stock, if the Board of Directors of Xerion determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation would be inadvisable or not in the best interests of Xerion and its shareholders.

Effect of not Obtaining the Required Vote for Approval

If the Reincorporation proposal fails to obtain the requisite vote for approval, the Reincorporation and merger will not be consummated and Xerion will continue to be incorporated in Colorado. However, Mr. Fang Zhong who owns more than 82% of the outstanding Common Stock of Xerion has indicated that he intends to vote FOR all of the proposals being presented at this Special Meeting.

Comparison of the Corporate Laws of Nevada and Colorado

Although it is not practical to compare all of the differences between Colorado law and our current Articles of Incorporation and Bylaws and Nevada law and the Articles of Incorporation and Bylaws of the surviving corporation, the following is a summary of certain differences that we believe may significantly affect the rights of our stockholders. This summary is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences, and is qualified in its entirety by reference to the Nevada Revised Statutes ("NRS"), the Colorado Business Corporation Act ("CBCA") and the forms of the Articles of Incorporation and Bylaws of the surviving corporation. In addition to the changes described below, certain technical changes have been made to the Nevada Articles of Incorporation and Nevada Bylaws in comparison to the Colorado Articles of Incorporation and Colorado Bylaws to reflect non-material differences between the CBCA and NRS. The summary below is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences, and is qualified in its entirety by reference to the CBCA, the Colorado Articles of Incorporation, the Colorado Bylaws, the corporate laws of the State of Nevada and the Nevada Articles of Incorporation and Bylaws.

A copy of the proposed Agreement and Plan of Merger, the Articles of Incorporation of CHDC and the Bylaws of CHDC are attached hereto as Exhibits A, B and C, respectively.

Corporate Name

Under both the NRS and the CBCA, a change in the corporate name requires an amendment to the articles of incorporation. In such event, the approval of the shareholders of a corporation is required.

Authorized Stock and Par Value

The authorized shares of Common Stock of Xerion under the Colorado Articles of Incorporation are 300,000,000 shares, $.001 par value, and there are 50,000,000 shares of authorized Preferred Stock, no par value. Under the Nevada Articles of corporation, Xerion shall have the authority to issue the same number of common and preferred shares. The par value of the common stock will continue to be $.001 per share; however, the par value of the authorized preferred stock will be changed to $.001 per share from no par value which will significantly reduce franchise taxes in the State of Nevada. Pursuant to the terms of the Nevada Articles of Incorporation, the Board of Directors is authorized to provide for the issue of all of, or any of, the shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as may be permitted by the NRS.


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

Dividends/Distributions

Under both the NRS and the CBCA, a corporation may make distributions to stockholders (subject to any restrictions contained in the corporation's articles of incorporation) as long as, after giving effect to the distribution,
(a) the corporation will be able to pay its debts as they become due in the usual course of business, and (b) the corporation's total assets will not be less than the sum of its total liabilities plus (unless the articles of incorporation permits otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Special Meetings of Shareholders

Under Nevada and Colorado law, unless otherwise provided in the articles of incorporation or bylaws, the President may call by the entire Board of Directors or by any two directors, or special meetings of the stockholders. In addition, Colorado law permits the holders of not less than 10% of all votes entitled to be cast on any issue (unless a greater percentage, not to exceed 50%, is specified in the articles of incorporation) to call a special meeting. Our current Bylaws provide that a special meeting may be called by the Board, the President, or the holders of not less than 10% of all votes entitled to be cast on any issue. After the Reincorporation, our Bylaws will provide that a special meeting, except as prescribed by statute, may be called at any time by the majority of the Board, the Chairman, the Chief Executive Officer, or by the President.

Action by Written Consent

Under Nevada law, unless otherwise provided in a corporation's articles of incorporation, the shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having a minimum number of votes that would be necessary to take such action at the meeting. No limitation of this right is included in the proposed Articles of Incorporation of CHDC.

Under the CBCA, there is no provision to allow Xerion's shareholders to take any action without a meeting, unless the same is done by unanimous consent.

Quorum for Stockholder Meetings

Under the NRS, unless otherwise provided in a corporation's articles of incorporation or its bylaws, a majority of shares entitled to vote on a matter constitutes a quorum at a meeting of stockholders.

The CBCA is similar to the NRS, except that the quorum requirement may be provided in a corporation's articles of incorporation but not its bylaws. Our current Bylaws provide that the presence in person or by proxy of stockholders constituting a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. The proposed new Bylaws will contain a similar provision.

Stockholder Voting Requirements

Under both the NRS and the CBCA, if a quorum is present, directors are generally elected if they receive more votes favoring their election than opposing it, unless a greater number of votes is required by the articles of incorporation or by-laws (in the case of a Nevada corporation) or the articles of incorporation (in the case of a Colorado corporation). With respect to matters other than the election of directors, unless a greater number of affirmative votes is required by the NRS or CBCA or a Colorado corporation's articles of incorporation (but not its bylaws), if a quorum is present a proposal generally is approved if the votes cast by stockholders favoring the action exceed the votes cast by stockholders opposing the action. Under the NRS, and unless otherwise provided by the NRS or a Nevada corporation' s articles of incorporation or Bylaws, a proposal is approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter. As a result, abstentions under Nevada law have the effect of a vote against most proposals. Our current Bylaws provide that a proposal generally is approved if the votes cast by stockholders favoring the action exceed the votes cast by stockholders opposing the action.

Under both the NRS and the CBCA, in the case of a merger, consolidation or a sale, lease or exchange of all or substantially all of the assets of a corporation, the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote is generally required. Accordingly, under the NRS and the CBCA, abstentions have the same effect as votes against such a transaction.

Proxies

Under Nevada law, a proxy executed by a stockholder will remain valid for a period of six months from the date of its creation, unless the proxy provides for a longer period, which may not exceed 7 years. Under Colorado law, a proxy is generally effective only for a period of 11 months unless otherwise provided in the proxy.

Board Recommendations Regarding Merger

Both the NRS and the CBCA generally provide that the stockholders of a corporation must approve a merger. In order to obtain stockholder approval, the board of directors of a both a Nevada and Colorado corporation must "recommend" the plan of merger (unless a conflict of interest exists).


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

Both the NRS and the CBCA provide that the board of directors may condition its submission of the proposed merger on any basis.

Merger with Subsidiary

Under both the NRS and CBCA, a parent corporation may merge with its subsidiary, without stockholder approval, where the parent corporation owns at least 90% of the outstanding shares of each class of capital stock of its subsidiary and will be the surviving entity. However, pursuant to the Agreement and Plan of Merger, the subsidiary will be the surviving entity. In such event, approval of the shareholders is required under both the NRS and CBCA.

Consideration for Stock

Under the NRS, shares may be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including but not limited to, cash, promissory notes, services performed or to be performed, contracts for services to be performed or other securities of the corporation. Under the CBCA, a corporation may issue its capital stock in return for tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed and other securities of the corporation, but not for services to be performed. However, a promissory note does not constitute consideration for shares unless the note is negotiable and is secured by collateral, other than the shares, having a fair market value at least equal to the principal amount of the note.

Board Vacancies

The NRS provides that, unless otherwise provided in a corporation's articles of incorporation or bylaws, a vacancy or newly created directorship on the board of directors may be filled by a majority of the remaining directors, even though less than a quorum. Under the CBCA, a vacancy on the board of directors may be filled by an affirmative vote of the remaining directors or by the shareholders, unless the articles of incorporation provides otherwise.

Removal of Directors

The NRS provides that, except with respect to corporations with classified boards or cumulative voting, a director may be removed by the holders of two-thirds of the shares entitled to vote at an election of directors, unless the articles of incorporation provide for a greater percentage to approve the action. In the event the corporation provides in its articles of incorporation for the election of directors by cumulative voting, any director or directors who constitute fewer than all of the incumbent directors may not be removed from office at any one time, except by the vote of stockholders owning sufficient shares to prevent each director's election to office at the time of removal. The Articles of Incorporation of CHDC will not contain a provision for cumulative voting.

The CBCA provides that, except with respect to corporations with directors elected by a voting group of stockholders or by cumulative voting, stockholders may remove one or more directors with or without cause unless the corporation's Articles of Incorporation provides that directors may be removed only for cause. None of our directors are elected by a voting group and there is no cumulative voting.

Committees of the Board of Directors

The NRS and the CBCA both provide that the board of directors of a corporation may delegate many of its duties to one or more committees elected by a majority of the board. A Nevada corporation may delegate to a committee of the board of directors all the powers and authority of the board of directors in the management of the business and affairs of the corporation but no such committee may approve or adopt or recommend to the stockholders any action or matter for which the NRS requires shareholder approval or adopt, amend or repeal any bylaw of the corporation.

The CBCA places more limitations on the types of activities that can be delegated to committees of the board. Under Colorado law, a committee of the board of directors may not authorize distributions, approve or propose to stockholders actions or proposals required to be approved by the stockholders, fill a vacancy on the board, adopt, amend or repeal the bylaws, approve a plan of merger not requiring shareholder approval, authorize the issuance of stock, or authorize the reacquisition of the corporation's own stock.

Dissenters' Rights

Under the NRS, dissenters' rights are afforded to stockholders who follow prescribed statutory procedures in connection with a merger or consolidation (subject to restrictions similar to those provided by the CBCA, as described below), sale of the corporations' assets, or any other action requiring shareholder approval. Under the NRS, there are no appraisal rights in connection with a dissenting shareholder. Rather, the matter is submitted to a court proceeding to establish the fair market value. Unless provided for in the articles of incorporation, dissenters' rights do not apply to a stockholder of a Nevada corporation if the stockholder's shares were (a) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc., or (b) held of record by more than 2,000 stockholders.


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

Under the CBCA, dissenting stockholders who follow prescribed statutory procedures are, in certain circumstances, entitled to judicial appraisal rights in the case of (a) a merger or consolidation, (b) a sale or exchange of all or substantially all the assets of a corporation, (c) consummation of a sale, lease, exchange or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the stockholder is entitled to vote upon the consent of the corporation to the disposition. Such rights are not provided when (a) such stockholders are stockholders of a corporation surviving a merger or consolidation where no vote of the stockholders is required for the merger or consolidation, or (b) shares of the corporation are listed on a national securities exchange, designated as a national market security by the Nasal Stock Market or held of record by more the 2,000 stockholders.

Amendment to Articles of Incorporation

The NRS and the CBCA generally provide that an amendment to the articles of incorporation must be approved by the board of directors and by the stockholders of a corporation. The NRS provides that a vote to amend the corporation's articles of incorporation requires the approval of a majority of the outstanding stock entitled to vote. Therefore, under the NRS, an abstention or a non-vote effectively counts as a vote against an amendment to the articles of incorporation.

Under the CBCA, an amendment to a Colorado corporation's articles of incorporation generally requires that the votes cast in favor of the amendment exceed the votes cast against the amendment unless the CBCA, the corporation's articles of incorporation or the corporation's board of directors requires a greater vote.

Amendments to Bylaws

The NRS provides that the stockholders and, if provided in the articles of incorporation, the board of directors, are entitled to amend the bylaws. The CBCA provides that the stockholders, as well as the directors, may amend the bylaws, unless such power is reserved to the stockholders by the articles of incorporation or by specified action of the stockholders. Neither Xerion's current Articles of Incorporation nor the surviving corporation's Articles of Incorporation reserve such power to the stockholders.

Liability of Directors

Except in certain circumstances, the NRS provides that a director is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act of failure to act in his capacity as a director unless it is proven that (a) his acts or failure to act constituted a breach of fiduciary duty, and (b) his breach of those duties involve intentional misconduct, fraud or a knowing violation of law, unless the articles of incorporation provide otherwise.

Under the CBCA, if so provided in the articles of incorporation, a director is not personally liable for monetary damages to the corporation or any other person except that liability is not eliminated or limited for any breach of the director's duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any act which the director, directly or indirectly, derived an improper personal benefit. Our current Articles of Incorporation, as amended, includes a provision eliminating director liability for monetary damages for breaches of a fiduciary duty to the maximum extent permitted by the CBCA and the proposed Articles of Incorporation will also include a provision eliminating director liability for monetary damages for breaches of a fiduciary duty to the maximum extent permitted by the NRS.

Indemnification

Under both the CBCA and the NRS, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any proceedings (other than derivative actions), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in derivative actions, except that indemnification may be made only for (a) expenses (including attorneys' fees) and certain amounts paid in settlement, and (b) in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto. The CBCA and the NRS each provide that to the extent that such persons have been successful in defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith.

The Articles of Incorporation of the surviving corporation provide that directors, officers, employees and agents will be indemnified to the fullest extent permitted by the NRS.

Stockholder Inspection of Books and Records

The NRS permits any stockholder holding not less than 15% of all of the issued and outstanding shares of stock of such corporation, or has been authorized in writing by the holders of at least 15% of all of the issued and outstanding shares of stock of such corporation, upon at least 5 days written demand, the right, during normal business hours, to inspect and copy the corporation's books of account and all financial records of the corporation, and to conduct an audit of such records. This right cannot be limited in the articles of incorporation. Costs of the same are borne by the demanding party. The aforesaid provision does not apply to any corporation that furnishes to its stockholders a detailed, annual financial statement or any corporation that has filed during the preceding 12 months all reports required to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Under the CBCA, a stockholder is entitled to inspect and copy, during regular business hours at the corporation's principal office, the articles of incorporation, bylaws, certain board and stockholders resolutions, all written communications to stockholders within the prior three years, a list of the names and business addresses of the corporation's directors and officers, the corporation's most recent annual report and all financial statements prepared for the periods ended during the last three years that a shareholder could have requested the same, only if the stockholder gives at least five business days' prior written notice to the corporation.

Treasury Stock

A Nevada corporation may reacquire its own issued and outstanding capital stock, and such capital stock is deemed treasury stock that is issued but not outstanding. A Colorado corporation may also reacquire its own issued and outstanding capital stock. Under the CBCA, however, all capital stock reacquired by a Colorado corporation is automatically returned to the status of authorized but not issued or outstanding, and is not deemed treasury stock which is issued but not outstanding, unless a provision in the articles of incorporation so provide.

Possible Disadvantage of a Change in Domicile

Despite the belief of the Board of Directors that the proposed Reincorporation is in the best interests of both Xerion and our shareholders, it should be noted that many of the provisions of Nevada law have not yet received extensive scrutiny and interpretation. However, the Board of Directors believes that Nevada law will provide Xerion with the comprehensive flexible structure which it needs to operate effectively.

Tax Consequences of the Merger

The merger and resulting reincorporation of Xerion from Colorado to Nevada will constitute a tax-free reorganization within the meaning of Section 368 (a)(1)(F) of the Internal Revenue Code of 1986, as amended. Accordingly, for federal income tax purposes, stockholders upon the conversion of our Common Stock into the surviving corporation's Common Stock will recognize no gain or loss. Each stockholder whose shares are converted into the surviving corporation's Common Stock will have the same basis in the Common Stock of the surviving corporation as such stockholder had in our Common Stock held immediately prior to the effective date of the merger. The stockholder's holding period in the surviving corporation's Common Stock will, for federal income tax purposes, include the period during which the corresponding shares of Xerion's Common Stock were held, provided such corresponding shares of Xerion's Common Stock were held as a capital asset on the effective date of the merger.

We will recognize no gain or loss as a result of the merger and reincorporation, and the surviving corporation generally will succeed, without adjustment, to our tax attributes. Changing our state of incorporation will not affect the amount of the corporate income and other taxes payable.

A successful challenge by the Internal Revenue Service to the tax-free status of the Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of Xerion's Common Stock converted in the Reincorporation equal to the difference between that shareholder's basis in such shares and the fair market value, as of the time of the Reincorporation, of the CHDC Common Stock converted in the Reincorporation. In such event, a shareholder's aggregate basis in the shares of CHDC's Common Stock acquired in the Reincorporation would equal the fair market value of all such shares, and such shareholder's holding period for such shares would not include the period during which such shareholder held Xerion Stock.

The foregoing is only a summary of the federal income tax consequences and is not tax advice.

This Information Statement does not contain any information regarding the tax consequences, if any, under applicable state, local or foreign laws, and each stockholder is advised to consult his or her personal attorney or tax advisor as to the federal, state, local or foreign tax consequences of the proposed Reincorporation in view of a stockholder's individual circumstances.

Rights of Dissenting Shareholders

Summarized below are the dissenters' rights of the holder of Colorado Common Stock and the statutory procedures required to be followed in order to perfect such rights. The following summary is qualified in its entirety by reference to
Article 113 of the CBCA, and each holder of Colorado Common Stock should consult with their legal counsel regarding the same. Failure to comply strictly with all conditions for asserting rights as a dissenting shareholder, including the time limits, will result in loss of such dissenters' rights by the dissenting shareholder.

Pursuant to the CBCA, each record holder of Colorado Common Stock may assert dissenters' rights as to fewer than all of the shares of Colorado Common Stock registered in such record holder's name only if the record holder dissents and does not vote in favor of the Reincorporation proposal with respect to all shares of Colorado Common Stock beneficially owned by any one person and causes Xerion to receive written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each beneficial holder on whose behalf the record holder asserts dissenters' rights.

A beneficial holder of Colorado Common Stock may assert dissenters' rights as to the shares held on such beneficial shareholder's behalf only if the beneficial holder causes the Company to receive the record holder's written consent to the dissent not later than the time the beneficial holder asserts dissenters' rights and the beneficial holder dissents and causes the record holder to refrain from voting in favor of the Reincorporation proposal with respect to all shares of Colorado Common Stock owned by the beneficial holder.

If the holder of Colorado Common Stock wishes to dissent, he, she or it must send to Xerion, before the vote on the Reincorporation merger is taken, written notice of his, her or its intention to demand payment for his, her or its shares of Colorado Common Stock if the Reincorporation merger is effectuated. Neither a vote against the Reincorporation proposal nor any proxy directing such vote, nor abstention from voting on the Reincorporation proposal will satisfy the requirement for a written notice to Xerion. All such notices should be mailed to: Xerion EcoSolutions Group Inc., 127 West Valley Blvd, Suite 101, Alhambra, CA 91803; Attention: Corporate Secretary.

If the Reincorporation is authorized at the Special Meeting, then, within 10 days thereafter, we will provide to the holder of Colorado Common Stock, if still entitled to demand payment, a written notice containing all information required by Colorado law. The dissenting holder entitled to demand payment must, in accordance with the provisions of Article 113 of the CBCA, demand payment and deposit share certificates representing such dissenting holder's shares of Colorado Common Stock.

We will pay to the holder of Colorado Common Stock, if eligible, and if he, she or it has validly exercised his, her or its dissenters' rights under Article 113 of the CBCA, the amount we estimate is the fair value of the dissenting holder's shares plus interest at the rate provided in Article 113 of the CBCA from the effective date of the Reincorporation until the payment date. We also will provide the information required by Article 113 of the CBCA to the dissenting owner of Colorado Common Stock entitled to receive payment. If the holder of shares of Colorado Common Stock has validly exercised dissenters' rights under
Article 113 of the CBCA and believes that (i) the amount offered or paid is less than the fair value of such holder's shares or that the interest was incorrectly calculated, (ii) we have failed to make the payment within 60 days of the deadline for receiving payment demand, or (iii) we do not return deposited certificates when required to do so, the dissenting holder may give notice to us of such holder's estimate of the fair market value of such holder's shares and the amount of interest due and demand payment of such estimate, less any payment previously made by us, or the dissenting holder may reject our offer and demand payment of the fair value of the shares and interest due. If a dissenting holder's demand for payment remains unresolved, then we may, within sixty days of receipt thereof, commence a proceeding and petition the court to determine the fair value of such dissenting holder's shares and interest due thereon. If we do not timely make such a request, we must pay the dissenting holder the amount set forth in such holder's demand for payment.



Proposal 2. Reverse Stock Split

Xerion proposes a one-for-eight (1-for-8) reverse split of its currently issued and outstanding shares of its Common Stock. As a result of the reverse split, each share of Common Stock outstanding at the effective time of the reverse split, will, without any action on the part of the holder thereof, become one-eighth of a share of Common Stock. For purposes of this description, the Common Stock, as presently constituted, is referred to as the "Old Common Stock" and the Common Stock resulting from the reverse split is referred to as the "New Common Stock."

Principal Effects of the Reverse Split. The principal effects of the reverse split will be as follows:

Based upon the 227,321,840 shares of Old Common Stock presently outstanding on the Record Date, the reverse split would decrease the number of outstanding shares of Old Common Stock to approximately 28,415,230 shares.

Xerion will obtain a new CUSIP number for the New Common Stock at the time of the reverse split. Following the effectiveness of the reverse split, each 8 shares of Old Common Stock, without any action on the part of the holder, will represent one share of New Common Stock.

Subject to minor differences resulting from the rounding up of fractional shares, as described below, consummation of the reverse split will not result in a material change in the relative equity position or voting power of the holders of Old Common Stock.

Purposes of the Reverse Stock Split. The reverse split was a negotiated provision in the Exchange Agreement between Xerion and the previous owners of Town House. The reverse split will decrease the number of shares of Old Common Stock outstanding and may increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or Xerion's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at or under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

In addition, in the absence of the reverse split, there are not a sufficient number of authorized but unissued shares of Common Stock to consummate future stock offerings or acquisitions. The Board of Directors believes that the Reverse Split is in the best interest of Xerion. The reverse split would reduce the number of shares of its Common Stock outstanding to amounts that the Board of Directors believes are more reasonable in light of its size and market capitalization. Finally, Xerion expects to require additional capital for its operations and may not be able to raise the necessary capital unless the price of the Common Stock is higher than the current Common Stock price levels. However, no assurance can be given that the reverse split will result in any increase in the Common Stock price or that Xerion will be able to complete any financing following the reverse split.

When the trading price of Xerion's Common Stock is below $5.00 per share, the Common Stock is considered to be "penny stocks" that are subject to rules promulgated by the United States Securities and Exchange Commission (the "Commission") (Rule 15-1 through 15g-9) under the Securities Exchange Act of 1934. These rules impose significant requirements on brokers under these circumstances, including: (a) delivering to customers the Commission's standardized risk disclosure document; (b) providing to customers current bid and offers; (c) disclosing to customers the broker-dealer and sales representatives compensation; and (d) providing to customers monthly account statements.

The possibility exists that the reduced number of outstanding shares will adversely affect the market for the Common Stock by reducing the relative level of liquidity. In addition, the reverse split may increase the number of shareholders who own odd lots, or less than 100 shares. Shareholders who own odd lots typically find it difficult to sell their shares and frequently find odd lot sales more expensive than round lot sales of 100 shares or more.

After the reverse split, Xerion will have issued and outstanding approximately 28,415,230 shares of its Common Stock, and Xerion will have the corporate authority to issue approximately 271,584,770 additional shares of authorized but unissued Common Stock. These authorized and unissued shares may be issued without shareholder approval at any time, in the sole discretion of the Board of Directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of Xerion. Any decision to issue additional shares will reduce the percentage of Xerion's shareholders' equity held by the current shareholders and could dilute Xerion's net tangible book value.

No Exchange of Certificates and Elimination of Fractional Share Interests. On the effective date of the reverse split, each eight shares of Old Common Stock will automatically be combined and changed into one share of New Common Stock. No additional action on the part of Xerion or any shareholder will be required in order to effect the reverse split. Shareholders will not be requested to exchange their certificates representing shares of Old Common Stock held prior to the reverse split for new certificates representing shares of New Common Stock. However, shareholders will be furnished the necessary materials and instructions to effect such exchange upon request.

No fractional shares of New Common Stock will be issued to any shareholder, and all fractional shares will be rounded up to the next whole number.

Federal Income Tax Consequences of the Reverse Split. The combination of eight shares of the Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefore.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Proposal 3. Nominees for Election of Directors

The following table sets forth certain information regarding each nominee director of Xerion.


Name                       Age   Current Positions          Director Since
----                       ---   -----------------          --------------
Fang Zhong                  41   Chairman, Director,        October 31, 2005
Suite A-C, 20/F Neich            Chief Executive Officer,
Tower                            President
128 Gloucester Road              and Treasurer
Wanchai, Hong Kong
The People's Republic of
China

Fang Weijun                 38   Director                   November 26, 2005
Suite A-C, 20/F Neich
Tower
128 Gloucester Road
Wanchai, Hong Kong
The People's Republic of
China

Fang Weifeng                35   Director                   November 26, 2005
Suite A-C, 20/F Neich
Tower
128 Gloucester Road
Wanchai, Hong Kong
The People's Republic of
China

Yang Jeongho                45   None                       - - -
300 West Naomi Avenue
Arcadia, CA 91007

Dick R. Lee                 50   None                       - - -
2701 S. Bayshore
Suite 605
Coconut Grove, FL 33133


Mr. Fang Zhong became the Chairman of the Board, a director, the Chief Executive Officer and President and is the founder and has been the Chairman of the Board, Chief Executive Officer and President of Town House, a wholly-owned subsidiary of Xerion since its organization in 2003. From 1995 to the present, he has been the Chief Executive Officer and a director of Town House-Wuhan Real Estate Development Company Limited ("Town House-Wuhan") which is the principal operating subsidiary of Town House. Mr. Fang Zhong received a Bachelor of Science degree in industrial and domestic architecture from the Wuhan Institute of Urban Construction. He also participated in the MBA program at Northern Jiaotong University. He has received various awards, including "Young Entrepreneur in Central-south Area" of the PRC, and "One of Ten Excellent Young Entrepreneurs Leading Private Enterprises in Wuhan". He has also held other significant positions such as the Standing Director Hubei Physical Culture Foundation, Deputy to Jiang'an District People's Congress, a Standing Member to Jiang'an District Political Consultative Conference, and the Vice Chairman of Jiang'an District Young People Association, etc.

Mr. Fang Weijun became a director of Xerion effective November 26, 2005. He has been employed as the Manager of the Engineering Department of Town House-Wuhan since 2000. He has been an employee of Town House-Wuhan for over ten (10) years. He became the General Manager of Operations of Town House-Wuhan in 2003. He attended Zhengzhou College and graduated in 1985.

Mr. Fang Weifeng became a director of Xerion effective November 26, 2005. He has been employed as the Manager of the Materials Department and Construction Operations of Town House-Wuhan, responsible for construction material purchases and distribution, since 1996. He became a director and Vice
President-Construction Operations of Town House-Wuhan in 2003.

Mr. Yang Jeongho is a new director elect of Xerion and has no present positions with Xerion. From 1993 to the present, Mr. Yang has been the Chief Executive Officer and President of Microworld Corp., Goldenrock Investment Inc., and Neilson Investment & Development Inc. From 1993 to 2003, he was a director of First Continental Bank and was the director of investment and loan committee. From 1988 to 2002, Mr. Yang was the Chief Executive Officer and President of Convenient Business Machines Corp. Mr. Yang graduated from the Tatung Institute of Technology with a mechanical engineering degree in 1983, and he received a Master of Science degree in computer engineering from Syracuse University in 1986.

Mr. Lee is an attorney who has been engaged in the private practice of law since 1988, and is the managing director of Dick Lee & Associates, P.A. in Coconut Grove, Florida. Mr. Lee is a member of the Florida Bar Association and the American Bar Association. Mr. Lee was formerly a certified public accountant, but is no longer a certified public accountant. Mr. Lee graduated from National Chengchi University in Taiwan in 1978 with a degree in business, and received a MBA degree from Florida International University in 1980. Mr. Lee received his Juris Doctor degree in law in 1988 from the University of Miami.

Compensation


The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to Town House and its subsidiaries and Xerion for the fiscal years ended December 31, 2004, 2003, and 2002, by the person serving in the capacity of chief executive officer and the most highly compensation executive officers of Town House. This information includes the dollar amount of annual base salaries:

                                                    SUMMARY COMPENSATION TABLE


                                      ANNUAL COMPENSATION(1)(2)             LONG TERM
                                              AWARDS                   COMPENSATION PAYOUTS
                                   ------------------------------   ----------------------------
NAME AND                                                OTHER       RESTRICTED     SECURITIES                    ALL
PRINCIPAL                 FISCAL                        ANNUAL        STOCK        UNDERLYING       LTIP        OTHER
POSITION                   YEAR    SALARY    BONUS   COMPENSATION     AWARDS      OPTIONS/SARs     PAYOUTS   COMPENSATION

Town House
-----------------------   ------   -------   -----   ------------   ----------   ---------------   -------   ------------
Fang Zhong (1)              2004   $12,480   $   0   $          0     - - -           - - -         - - -       - - -
Chairman, Director,         2003   $10,985   $   0   $          0     - - -           - - -         - - -       - - -
Chief Executive             2002   $ 6,197   $   0   $          0     - - -           - - -         - - -       - - -
Officer, President and
Treasurer

Xerion
-----------------------   ------   -------   -----   ------------   ----------   ---------------   -------   ------------
Benjamin Traub              2004   $60,000   $   0   $          0     - - -           - - -         - - -       - - -
Director and former         2003   $60,000   $   0   $          0     - - -      150,000 shares     - - -       - - -
Chief Executive Officer                                                          of common stock
and President               2002   $     0   $   0   $          0     - - -           - - -         - - -       - - -

-----------------------   ------   -------   -----   ------------   ----------   ---------------   -------   ------------


(1) Excludes use of automobiles provided by Town House and certain personal benefits that are valued at less than levels which would otherwise require disclosure under the rules of the U.S. Securities and Exchange Commission.


Stock Option, SAR and Stock Bonus Plan Committee

Xerion has not previously been adopted any stock option or stock bonus plan and no options have been issued, or are proposed to be issued, to the named directors and executive officers of Xerion at the present time. The members of the Committee that will administer the proposed 2006 Stock Option, SAR and Stock Bonus plan are Mr. Fang Zhong, Mr. Yang Jeongho, and Mr. Dick R. Lee.

No Other Committees

The Board of Directors of Xerion has not established any committees, except for the committee to administer the proposed 2006 Stock Option, SAR and Stock Bonus Plan.

As a result, there presently is no audit committee, nominating committee, compensation committee, or ethics committee of the Board of Directors of Xerion. However, Xerion intends to establish various committees during 2006.


Employment Contracts

Xerion has no employment agreements or consulting agreements with any of its directors or officers.

Benefit Plans

Xerion does not have any pension plan, profit sharing plan, or similar plans for the benefit of its officers, directors or employees. However, Xerion may establish such plans in the future.

Compensation of Directors

Xerion has not adopted any plan or arrangement for compensating directors for their services.

Certain Relationships and Related Transactions

During the past two years ended December 31, 2004 and 2003, and during the ten month period ended October 31, 2005, Town House received from time to time short-term advances for general corporate purposes from Mr. Fang Zhong, a director and an officer of Town House. Town House had previously established the practice of making advances for business related costs and expenses to its executive officers.


A summary of advances to and from the executive officers and directors of Town House during 2004 and 2003 and during the interim period ended September 30, 2005 (unaudited) are as follows:

                  Balance at December 31,         Balance at         Security
Name                2004           2003       September 30, 2005       Held
-------------   -----------    -----------    -------------------    --------

Fang Zhong      $(2,022,604)   $(2,399,321)   $          (437,810)     None
Hu Min          $     5,970    $   (41,667)   $             6,085      None
Fang Weijun     $      (440)   $   (48,077)   $              (449)     None
Fang Wei Feng   $   (77,744)   $  (125,826)   $           (81,158)     None



The Board of Directors recommends a vote FOR the nominees for directors described in this Information Statement.

Proposal 4. Approval of the 2006 Stock Option, SAR and Stock Bonus Plan.

Xerion's Board of Directors has adopted a 2006 Stock Option, SAR and Stock Bonus Plan (the "Plan") of Xerion. The Plan designates a Stock Plan Committee appointed by the Board of Directors and authorizes the Stock Plan Committee to grant or award to eligible participants of Xerion and its subsidiaries and affiliates, stock options, stock appreciation rights, restricted stock performance stock awards and bonus stock awards for up to 3,000,000 shares (post-reverse split) of the New Common Stock of Xerion. The initial members to be appointed to the Stock Plan Committee are Mr. Fang Zhong, Mr. Yang Jeongho and Mr. Dick R. Lee. There are no awards outstanding under the Plan. A complete copy of the Plan is attached hereto as Exhibit D.

The following is a general description of certain features of the Plan:

1. Eligibility. Directors, officers, key employees and consultants of Xerion, its subsidiaries and its affiliates who are responsible for the management, growth and profitability of the business of Xerion, its subsidiaries and its affiliates, are eligible to be granted stock options, stock appreciation rights, and restricted or deferred stock awards under the Plan.

2. Administration. The Plan is administered by the Stock Option Committee (the "Committee") of Xerion. The Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Plan.

3. Stock Options. The Plan permits the granting of non-transferable stock options that are intended to qualify as incentive stock options ("ISO's") under section 422 of the Internal Revenue Code of 1986, and stock options that do not so qualify ("Non-Qualified Stock Options"). The option exercise price for each share covered by an option shall be determined by the Committee but shall not be less than 100% of the fair market value of a share on the date of grant for ISO's, and not less than 85% of the fair market value of a share on the date of grant for Non-qualified Stock Options. The term of each option will be fixed by the Committee, but may not exceed 10 years from the date of the grant in the case of an ISO or 10 years and two days from the date of the grant in the case of a Non-Qualified Stock Option. In the case of 10% stockholders, no ISO shall be exercisable after the expiration of five (5) years from the date the ISO is granted.

4. Stock Appreciation Rights. Non-transferable stock appreciation rights ("SAR's") may be granted in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or unrestricted common stock of Xerion (as determined by the Committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. Each SAR will terminate upon the termination of the related option.

5. Restricted Stock. Restricted shares of the Common Stock may be awarded by the Committee subject to such conditions and restrictions as they may determine. The Committee shall also determine whether a recipient of restricted shares will pay a purchase price per share or will receive such restricted shares without, any payment in cash or property. No Restricted Stock Award may provide for restrictions beyond ten (10) years from the date of grant.

6. Performance Stock. Performance shares of Common Stock may be awarded without any payment for such shares by the Committee if specified performance goals established by the Committee are satisfied. The designation of an employee eligible for a specific Performance Stock Award shall be made by the Committee in writing prior to the beginning of the period for which the performance is based. The Committee shall establish the maximum number of shares to stock to be issued to a designated Employee if the performance goal or goals are met. The Committee reserves the right to make downward adjustments in the maximum amount of an Award if, in it discretion unforeseen events make such adjustment appropriate. The Committee must certify in writing that a performance goal has been attained prior to issuance of any certificate for a Performance Stock Award to any Employee.

7. Bonus Stock. The Committee may award shares of Common Stock to Eligible Persons, without any payment for such shares and without any specified performance goals. The employees eligible for bonus stock awards are senior officers and consultants of Xerion and such other employees designated by the Committee.

8. Transfer Restrictions. Grants under the Plan are not transferable except, in the event of death, by will or by the laws of descent and distribution.

9. Termination of Benefits. In certain circumstances such as death, disability, and termination without cause, beneficiaries in the Plan may exercise Options, SAR's and receive the benefits of restricted stock grants following their termination or their employment or tenure as a director as the case may be.

10. Change of Control. The Plan provides that (a) in the event of a "Change of Control" (as defined in the Plan), unless otherwise determined by the Committee prior to such Change of Control, or (b) to the extent expressly provided by the Committee at or after the time of grant, in the event of a "Potential Change of Control" (as defined in the Plan), (i) all stock options and related SAR's (to the extent outstanding for at least six months) will become immediately exercisable: (ii) the restrictions and deferral limitations applicable to outstanding restricted stock awards and deferred stock awards will lapse and the shares in question will be fully vested: and (iii) the value of such options and awards, to the extent determined by the Committee, will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Committee. The Change of Control and Potential Change of Control provisions may serve as a disincentive or impediment to a prospective acquirer of Xerion and, therefore, may adversely affect the market price of the Common Stock of Xerion.

11. Amendment of the Plan. The Plan may be amended from time to time by majority vote of the Board of Directors provided as such amendment may affect outstanding options without the consent of an option holder nor may the plan be amended to increase the number of shares of Common Stock subject to the Plan without stockholder approval.

Shareholders should note that certain disadvantages may result from the adoption of the Plan. Pursuant to the Plan, Xerion is reserving the right to issue up to 3,000,000 shares of New Common Stock. Such issuances may be in the form of stock options, stock appreciation rights, restrictive stock awards, performance stock or bonus stock. Each of these issuances may be made at prices below the then current market price of Xerion's Common Stock, or at the time of exercise the exercise price may be below current market prices of Xerion's Common Stock. Accordingly, the sale of these shares may adversely affect the market price of our Common Stock. The issuance of shares upon the exercise of stock options may also result in substantial dilution to the interests of other stockholders. Additionally, the issuance of shares under the plan will result in the reduction of shareholder's interest of Xerion with respect to earnings per share, voting, liquidation and book value per share.

Equity Compensation Plan Information The following table provides information with respect to the Plan and individual compensation arrangements under which equity securities are authorized for issuance:

                                                                                              Number of securities remaining
                                 Number of securities to                                    available for future issuance under
                                 be issued upon exercise       Weighted-average exercise         equity compensation plans
                                 of outstanding options,     price of outstanding options,  (excluding securities reflected in
        Plan Category              warrants and rights            warrants and rights                  column (a))
        -------------              -------------------            -------------------                  -----------
Equity compensation plans ...                0                             $0                              0
approved by security
holders
Equity compensation plans not                0                             $0                              0
approved by security
holders
Total .......................                0                             $0                              0

Xerion has no previous equity compensation plans approved by its stockholders.

The proposed Plan has not yet been approved by the stockholders of Xerion and no grants of stock options, SAR's or stock bonuses have been made or have been committed to be made under the terms of the Plan. As a result, the benefits or amounts that could be received or allocated to Directors, Officers, employees, consultants, and any eligible persons are not determinable.

Federal Income Tax Consequences. The following discussion summarizes U.S. federal tax treatment of options granted under the Plan under federal tax laws currently in effect. The rules governing the tax treatment of options are quite technical and the following discussion is necessarily general in nature and does not purport to be complete. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances. Optionees are encouraged to seek professional tax advice when exercising Awards under the Plan.

Non-Qualified Stock Options. If an optionee is granted options under the Plan that constitute non-qualified stock options, the optionee will not have taxable income on the grant of the option, nor will Xerion be entitled to any deduction. Generally, on exercise of non-qualified stock options, an optionee will recognize ordinary income, and Xerion will be entitled to a deduction, in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The holder's basis for the Common Stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises the stock option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to an optionee when he is granted an option under the Plan that constitutes an ISO or when that option is exercised. However, the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price will be an "item of tax preference" for the optionee. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to Xerion, unless the optionee disposes of the common stock within (a) two years after the date of grant of the ISO or (b) within one year of the date the common stock was transferred to the optionee. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the exercise price and the fair market value of the Common Stock on the date of the option's exercise will be taxed at ordinary income rates, and Xerion will be entitled to a deduction to the extent the optionee must recognize ordinary income. An ISO exercised more than three months after an optionee retires, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. Xerion will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

SARs. No taxable income is realized on the receipt of an SAR, but on exercise of the SAR the fair market value of the common stock (or cash in lieu of common stock) received must be treated as compensation taxable as ordinary income to the optionee in the year of the exercise. Xerion will be entitled to a deduction for compensation paid in the same amount which the optionee realized as ordinary income.

Stock Awards. The taxation of stock awards will depend in part on the type of stock award that is granted. However, if an employee has been granted a restricted stock unit, he will generally not realize taxable income at the time of grant, and Xerion will not be entitled to a deduction at that time. Instead, the employee will generally recognize ordinary income at the time a restricted stock unit becomes vested (that is, when the Committee approves the release of the restricted stock unit) in an amount equal to the fair market value of the Common Stock that becomes vested pursuant to such restricted stock unit (plus the amount of any dividend equivalents awarded with respect to the restricted stock unit and interest thereon), and Xerion will be entitled to a corresponding deduction.

The foregoing is only a summary of certain federal income tax consequences under the Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant's income or gain may be taxable.

The foregoing is only a summary of the Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Exhibit D.

The Board of Directors recommends a vote FOR the approval of the Plan.

Proposal 5. Approval of Appointment of Independent Registered Public Accounting Firm Murrell, Hall, McIntosh & Co., PLLP


The Board of Directors has appointed Murrell, Hall, McIntosh & Co., PLLP to audit the consolidated financial statements of Xerion for the year ended December 31, 2005. A representative of Murrell, Hall, McIntosh & Co., PLLP may expected to be present at the Special Meeting and would have the opportunity to make a statement if they decide to do so, and would be available to respond to appropriate questions.

The aggregate fees billed by our previous principal accounting firm, for fees billed for fiscal years ended September 30, 2004 and 2003 are as follows:

Name                              Audit Fees       Audit Related Fees        Tax Fees        All Other Fees
----                              ----------       ------------------        --------        --------------
Michael Johnson & Co., LLC
for fiscal years ended
September 30, 2004                $  9,367              $      0             $      0            $      0
September 30, 2003                $ 11,197              $      0             $      0            $      0

Xerion does not currently have an audit committee. As a result, our board of directors performs the duties and functions of an audit committee. Xerion's Board of Directors will evaluate and approve in advance, the scope and cost of the engagement of an auditor before the auditor renders audit and non-audit services. We do not rely on pre-approval policies and procedures.

The independent registered public accounting firm of Town House and its fees for its fiscal years ended December 31, 2004 and 2003, are as follows:

Name                              Audit Fees       Audit Related Fees        Tax Fees        All Other Fees
----                              ----------       ------------------        --------        --------------
Murrell, Hall, McIntosh & Co. PLLP
for fiscal years ended
December 31, 2005                 $      0              $      0             $      0            $      0
December 31, 2004                 $      0              $      0             $      0            $      0


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of December 31, 2005, the number and percentage of the 227,321,840 shares of the total outstanding Common Stock of Xerion that were beneficially owned by each person who is currently an officer, director or director-elect. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned.

Name and Address                   Common Stock      Percent of Class
----------------                   ------------      ----------------

Fang Zhong (1)(3)                   187,640,540(2)        82.5%(2)
Suite A-C, 20/F Neich Tower
128 Gloucester Road
Wanchai, Hong Kong
The People's Republic of China

Hu Min (1)                            6,201,340            2.73%
Suite A-C, 20/F Neich Tower
128 Gloucester Road
Wanchai, Hong Kong
The People's Republic of China

Fang Weifeng (3)                            0                0%
Suite A-C, 20/F Neich Tower
128 Gloucester Road
Wanchai, Hong Kong
The People's Republic of China

Fang Weijun (3)                       6,201,340            2.73%
Suite A-C, 20/F Neich Tower
128 Gloucester Road
Wanchai, Hong Kong
The People's Republic of China

Yang Jeongho                          2,227,218(4)         1.00%
300 West Naomi Avenue
Arcadia, CA 91007

Dick R. Lee                                 0                0%
2701 S. Bayshore
Suite 605
Coconut Grove, FL 33133

Officer and directors as            202,270,438             90%
a group, including the above
six persons


(1) Mr. Fang Zhong and Ms. Hu Min are husband and wife.

(2) Includes 6,201,340 shares of Common Stock of Xerion held in trust for the minor nephew of Mr. Fang.


(3) Mr. Fang Zhong, Mr. Fang Weifeng, and Mr. Fang Weijun are brothers.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Although quotations for Xerion's Common Stock appear on the NASD Electronic Bulletin Board (OTC-BB), there has been a limited trading market for its Common Stock. For the past two calendar years to the present, transactions in the Common Stock can only be described as sporadic. Consequently, Xerion is of the opinion that any published prices cannot be attributed to a liquid and active trading market and, therefore, are not indicative of any meaningful market value.

The following table sets forth for the respective periods indicated the prices of Xerion's Common Stock on the NASD Electronic Bulletin Board over-the-counter market (OTC-BB), trading symbol XECO. Such prices are based on inter-dealer bid prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

                               High Closing   Low Closing
Year Ended December 31, 2003    Bid Price      Bid Price
----------------------------   ------------   -----------

1st Quarter                    $       0.55   $      0.25
2nd Quarter                    $       1.01   $      0.25
3rd Quarter                    $       4.00   $      0.35
4th Quarter                    $       4.50   $      2.00

Year Ended December 31, 2004
----------------------------

1st Quarter                    $       2.00   $      1.75
2nd Quarter                    $       1.75   $      1.58
3rd Quarter                    $       1.58   $      0.60
4th Quarter                    $       0.60   $      0.16

Year Ended December 31, 2005
----------------------------

1st Quarter                    $       0.18   $      0.12
2nd Quarter                    $       0.15   $      0.12
3rd Quarter                    $       0.20   $      0.12
4th Quarter                    $       0.35   $      0.15


As of January 26, 2006, the closing bid price for Xerion's Common Stock ("XECO") was $.35 per share.


Since its inception, no dividends have been paid on Xerion's Common Stock.

On January 10, 2005, there were 318 holders of record of Xerion's Common Stock.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Xerion believes all forms required to be filed under Section 16 of the Exchange Act have been filed timely.

                        HISTORICAL FINANCIAL INFORMATION



                             TOWN HOUSE LAND LIMITED
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

                     TOWN HOUSE LAND LIMITED AND SUBSIDIARY

                                TABLE OF CONTENTS

                                                                            PAGE
AUDITED FINANCIAL STATEMENTS - DECEMBER 31, 2004 AND 2003

               Independent Auditors' Report..........................        F-1
               Consolidated Balance Sheets,
                  December 31, 2004 and 2003.........................        F-2
               Consolidated Statements of Operations,
                  For the Years Ended December 31, 2004 and 2003.....        F-3
               Consolidated Statements of Members' Equity
                  For the Years Ended December 31, 2004 and 2003.....        F-4
               Consolidated Statements of Cash Flows
                  For the Years Ended December 31, 2004 and 2003.....   F-5 to 6
               Notes to the Consolidated Financial Statements........  F-7 to 21

Condensed Consolidated - September 30, 2005

Condensed Consolidated Balance Sheet ................................       F-22
        At September 30, 2005

Condensed Consolidated Income Statements ............................       F-23
        for the Nine Months Ended September 30, 2005 and 2004

Condensed Consolidated Statements of ................................       F-24
        Cash Flows for the Nine Months
        Ended September 30, 2005 and 2004

Notes to Condensed Consolidated ..................................... F-25 to 34
        Financial Statements

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND MEMBERS OF
TOWN HOUSE LAND COMPANY LIMITED
(Incorporated in Hong Kong with limited liability)

We have audited the accompanying consolidated balance sheets of Town House Land Limited and subsidiaries (the "Company") as of December 31, 2004 and 2003 and the related consolidated statements of operations, statements of members' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Town House Land Limited and subsidiaries as of December 31, 2004 and 2003 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ MURRELL, HALL, McINTOSH & Co. PLLP

Oklahoma City, Oklahoma
May 11, 2005

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003
                            (Expressed in US dollars)

                                                   2004          2003
                                                -----------   -----------
                                     ASSETS
Current Assets:
  Cash and equivalents                          $ 4,251,678   $ 1,159,310
  Restricted cash                                        --       203,659
  Accounts receivable, net                        1,013,244     3,251,307
  Properties held for resale                      4,293,627     8,342,484
  Advances to suppliers                              38,142       407,189
  Deferred offering costs                                --       280,891
  Construction-in-progress - current              6,161,736     2,311,819
                                                -----------   -----------

    Total current assets                         15,758,427    15,956,659
                                                -----------   -----------
Property and Equipment - net of accumulated       2,950,831     1,057,200
depreciation
                                                -----------   -----------

Construction-in-Progress - non-current              931,433       931,433
                                                -----------   -----------

                                                $19,640,691   $17,945,292
                                                ===========   ===========

                        LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:

  Accounts payable and accrued expenses         $ 1,753,935   $   419,656
  Advances from buyers                            1,230,058       728,391
  Amounts due to directors                        2,077,849     2,709,075
  Enterprise taxes payable                        1,843,334     1,006,201
  Other tax payables                              1,342,573       400,441
  Short-term loans                                       --       791,063
  Current portion of long-term debt                  66,033     2,253,201
                                                -----------   -----------

    Total current liabilities                     8,313,782     8,308,028
                                                -----------   -----------

Long-Term Debt - net of current portion shown       816,509       906,686
                                                -----------   -----------

Minority Interest                                   383,057       308,695
                                                -----------   -----------
Members' Equity:
  Share capital                                      62,180        62,180
  Additional paid-in capital                      5,857,936     5,857,936
  Capital reserve                                 1,316,042       997,928
  Retained profit                                 2,891,185     1,503,839
                                                -----------   -----------

    Total members' equity                        10,127,343     8,421,883
                                                -----------   -----------

                                                $19,640,691   $17,945,292
                                                ===========   ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                            (Expressed in US dollars)

                                                   2004             2003
                                               ------------    ------------

Sales Revenues                                 $ 17,346,745    $  9,080,701

Cost of Properties Sold                          11,315,090       5,319,978
                                               ------------    ------------

Gross Profit                                      6,031,655       3,760,723
                                               ------------    ------------

Selling General and Administrative Expenses:

  Selling expenses                                1,381,007         439,006
  Depreciation expense                               80,709          69,664
  General and administrative expenses             1,701,640         101,308
                                               ------------    ------------
                                                  3,163,356         609,978
                                               ------------    ------------
Income from Operations                            2,868,299       3,150,745
                                               ------------    ------------

Other Income (expense)

  Other revenues                                     42,909          14,065
  Interest and finance costs                       (272,721)       (326,849)
                                               ------------    ------------
                                                   (229,812)       (312,784)
                                               ------------    ------------

Net Income before Income Taxes and Minority
Interest                                          2,638,487       2,837,961
Provision for Income Taxes                         (858,665)       (179,798)
                                               ------------    ------------

Net Income before Minority Interest               1,779,822       2,658,163
Minority Interest in Earnings                       (74,362)        (80,325)
                                               ------------    ------------

Net Income                                     $  1,705,460    $  2,577,838
                                               ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                            (Expressed in US dollars)

                                                                                                 Total
                                                                                                members'
                                           Additional                Retained                  equity and
                                 Share       Paid-in      Capital     Profit/      Minority     Minority
                                capital      Capital      Reserve     (Loss)       Interest     Interest
                              -----------  -----------  ----------  -----------   ----------  ------------

Balance at December 31, 2002  $    62,180  $ 5,795,308  $  519,260  $ 1,007,233   $  228,370  $  7,612,351
Net income for the year
  ended December 31, 2003              --           --          --    2,577,838       80,325     2,658,163

Distribution to members                         62,628               (1,602,564)                (1,539,936)

Transfer to capital reserve            --           --     478,668     (478,668)
                              -----------  -----------  ----------  -----------   ----------  ------------
                                   62,180                  997,928    1,503,839      308,695     8,730,578
Balance at December 31, 2003                 5,857,936
Net income for the year
  ended December 31, 2004              --           --          --    1,705,460       74,362     1,779,822

Transfer to capital reserve            --           --     318,114     (318,114)          --            --
                              -----------  -----------  ----------  -----------   ----------  ------------
Balance at December 31, 2004  $    62,180  $ 5,857,936  $1,316,042  $ 2,891,185   $  383,057  $ 10,510,400
                              ===========  ===========  ==========  ===========   ==========  ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                            (Expressed in US dollars)

                                                                   2004           2003
                                                               -----------    -----------
Cash flows from operating activities

   Net income                                                  $ 1,705,460    $ 2,577,838
Adjustments to reconcile net profit to net cash provided
  by operating activities

  Depreciation                                                      80,709         69,664
  Minority interest in earnings                                     74,362         80,325

Changes in:
  Restricted cash                                                  203,659       (201,617)
  Accounts receivable, net and other receivables                 2,238,063     (2,798,591)
  Properties held for resale                                     4,048,857      4,331,189
  Advances to suppliers                                            369,047       (407,189)
  Construction-in-progress                                      (3,849,917)      (678,556)
  Deferred offering cost                                           280,891       (280,891)
  Accounts payable and other payables                            1,334,279        303,955
  Amounts due to directors                                        (631,226)     1,288,042
  Advances from buyers                                             501,667     (1,116,625)
  Deferred tax expenses                                            837,133        179,798
  Other tax payables                                               942,132        253,058
                                                               -----------    -----------

Net cash provided by operating activities                        8,135,116      3,600,400
                                                               -----------    -----------

Cash flows from investing activities

 Purchases of fixed assets                                      (1,974,340)        (9,331)
                                                               -----------    -----------

Net cash (used in) investing activities                         (1,974,340)        (9,331)
                                                               -----------    -----------

Cash flows from financing activities
  Loan proceeds                                                     20,415      1,292,271
  Principal loans repayments                                    (3,088,823)    (2,484,096)
  Member capital contributions                                          --         62,628
  Distribution to members                                               --     (1,602,564)
                                                               -----------    -----------

Net cash (used in) financing activities                         (3,068,408)    (2,731,761)
                                                               -----------    -----------

Net increase in cash                                             3,092,368        859,308
Cash at beginning of year                                        1,159,310        300,002
                                                               -----------    -----------

Cash at end of year                                            $ 4,251,678    $ 1,159,310
                                                               ===========    ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

         Supplemental Disclosure of Consolidated Statement of Cash Flows
                          Year ended December 31, 2004
                           (Expressed in US dollars)

                                                     2004       2003
                                                   --------   --------

Supplemental Disclosure of Cash Flow information

Interest paid                                      $246,107   $395,134
                                                   ========   ========
Enterprise income taxes paid                       $ 21,522   $633,656
                                                   ========   ========

Supplemental disclosure of non-cash investing and financing activities:

During the year ended December 31, 2004, the Company transferred car park spaces in Diamond Mansion Phase 2, at cost of $1,420,080 from construction-in-progress to fixed assets.

During the year ended December 31, 2003, the Company transferred two floors of the commercial complex in Diamond Mansion Phase 1, at a net book value of $1,929,295 from property and equipment to properties held for resale.

During 2003, the Members of 97% of the registered capital of Wuhan transferred their interests to Town House Land Limited ("Town House") in a transaction treated as a recapitalization of Wuhan. In connection with that acquisition, the former Wuhan members, who became members in Town House, were to receive cash of $1,602,564, $62,628 of which was used to repay balances due from directors by Town House prior to the acquisition and the balance was treated as an increase in payables to directors at December 31, 2003.

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in US dollars)

1.    DESCRIPTION OF BUSINESS

      Organizational Structure

      Wuhan Town House Land Limited ("Wuhan Town House") (formerly: Wuhan Pacific Real Estate Development Company Limited) was registered as a formal third level property Company in Hubei Province, in the People's Republic of China as a limited liability company (in which investors' potential losses are limited to their capital contributions) on December 18, 1995 with a registered capital of $1,207,729 (Rmb.10,000,000) and a defined period of existence of 14 years to December 18, 2009. To meet the qualifications of third level property company, the company must (1) have registered capital of Rmb.10,000,000, (2) have engineering and staff of not less that 12 people, (3) should have completed at lease 50,000 square meters of accumulated development area, and (4) have a 100% passing rate in construction quality and 10% ranked as excellent.

      Subsequent recapitalizations during 2000 increased Wuhan Town House's registered capital to $6,038,647 and changed is classification to a second level property company. To meet the qualifications of a second level property company, the company must (1) have registered capital of Rmb.40,000,000, (2) have engineering and management staff of not less than 24 people, (3) should have completed 150,000 square meters of accumulated areas completed within three years, (4) 100% pass rate in construction quality with 10% ranked as excellent, and (5) at least three years experience in property development. On August 15, 2003, Wuhan Town House entered into a reverse merger agreement with Town House Land Limited ("Town House Land").

      At December 31, 2004 Town House Land held 97% of the registered capital of Wuhan Town House, directly held 100% of the equity in Town House Land (Miami) Corporation and indirectly 97% of the equity in Town House Land
      (USA) Inc. Collectively hereinafter, Town House Land, Wuhan Town House, Town House Land (Miami) Corporation and Town House Land (USA), Inc., are referred to as "the Company".

      Town House Land (formerly: Hong Kong Window of the World Apparel Co., Limited) was incorporated in Hong Kong, as a private limited liability company on August 13, 2001 with an authorized capital of $64,103 (HK$500,000) divided into 500,000 ordinary shares of par value $0.12 (HK$1.00) each. Town House Land Limited ("Town House Land") changed to its present name on August 13, 2003. On August 15, 2003, Town House Land acquired 97% of the outstanding registered capital of Wuhan Town House Land. Terms of the transaction call for Town House Land to pay $1,602,564 in cash plus the contribution of an additional $5,857,488 in share capital in Town House Land as consideration for the acquisition of the 97% interest in Wuhan Town House's registered capital. For financial reporting purposes, Wuhan Town House was considered to be the acquiring entity and the additional cash consideration paid was treated as a distribution to members. Town House Land had no operations prior to this reverse acquisition and there was substantially no change in ownership from that of Wuhan Town House as a result of this transaction.

      On October 10, 2003 Wuhan City Foreign Investment Bureau approved the registration of Wuhan Town House Land as a Sino Foreign Joint Investment Enterprise with a defined period of existence of 20 years to October 27, 2023.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in US dollars)

1.    DESCRIPTION OF BUSINESS - Continued

      Pursuant to the approval of Wuhan City Industrial and Commercial Administrative Bureau on February 20, 2004 Wuhan Pacific Real Estate Development Company Limited changed its name to Wuhan Town House Land Limited.

      The Company's principal activity is the development and sale of commercial and residential real estate. The Company's principal country of operations is The People's Republic of China ("PRC").

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The following is a summary of significant accounting policies:

      Consolidation Policy - The consolidated financial statements include the accounts of Town House and Wuhan Town House from August 15, 2003 forward and Town House Land (Miami) Corporation and Town House Land (USA) Inc., since their incorporation. Prior to August 15, 2003, the financial statements reflect the activity of Wuhan Town House as adjusted for the effects of the recapitalization of August 15, 2003.

      All significant inter-company transactions and balances within the Company are eliminated on consolidation.

      Cash and Equivalents - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value. The Company has restricted cash in accordance with the loan covenants.

      Accounts Receivable - The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. Accounts receivable in the balance sheet is stated net of such provision.

      Properties Held for Sale - Properties held for sale are comprised of properties held for sale and repossessed properties held for resale and are stated at the lower of cost or net realizable value. Cost includes acquisition costs of land use rights, development expenditure, interests and any overhead costs incurred in bringing the developed properties to their present location and condition.

      Net realizable value is determined by reference to management estimates based on prevailing market conditions.

      Capital Reserve - Capital reserve represents that amount of reserve appropriated from the net distributable profit after income tax in each year when a net profit after operations is generated. In accordance with the provisions of the Company's Memorandum and Articles of Association, the Company is required to appropriate 15% of the net distributable profit after enterprises income tax to capital reserve.

      One-half of the capital reserve may be used for staff welfare payments and the balance one-half may be transferred back to the statement of operations to mitigate the losses from operations. The Company shall not be required to appropriate any amount to capital reserve when the balance standing in capital reserve is equal to or exceeds 50% of the registered capital.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in US dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      Property and Equipment - Property and equipment are recorded at cost and are being depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line basis for both financial and income tax reporting purposes over useful lives as follows:

         Building and land rights                       40 years
         Equipment                                       5 years
         Motor vehicles                                5-8 years
         Office furniture and fixtures                   5 years

      Repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

      Property and equipment are evaluated annually for any impairment in value. Where the recoverable amount of any property and equipment is determined to have declined below its carrying amount, the carrying amount is reduced to reflect the decline in value. There were no property and equipment impairments recognized during the years ended December 31, 2004 and 2003.

      Construction-In-Progress - Properties currently under development are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including land rights cost, development expenditure, professional fees and during the course of construction for the purpose of financing the project. Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to properties held for sale. As of December 31, 2004, one construction project is reflected as long-term as further development has ceased until such time as new access roads are completed by the Wuhan City Government. Management anticipates these roads will be completed in the second half of 2005 at which time construction should resume on this project.

      Related Companies - A related company is a company in which the director has beneficial interests in and in which the company has significant influence.

      Income Recognition - Revenue from the sale of properties is recognized when the following four criteria are met: (1) a sale is consummated, (2) the buyers initial and continuing investments are adequate to demonstrate a commitment to pay for the property, (3) the seller's receivable is not subject to future subordination, and (4) the seller has transferred to the buyer the usual risks and rewards of ownership in a transaction that is in substance a sale and does not have a substantial continuing involvement with the property.

      Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

      Cost of Properties Sold - The cost of goods sold includes the carrying amount of the properties being sold and the business taxes paid by the Company in connection with the sales. Business taxes included in cost of sales were $1,128,870 and $403,922 for the years ended December 31, 2004 and 2003, respectively.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in US dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      Foreign Currencies - These financial statements have been prepared in U.S. dollars. The functional currencies for Town House and Wuhan Pacific are the "Hong Kong dollar" and "Renminbi" or "Yuan", respectively. Nonmonetary assets and liabilities are translated at historical rates, monetary assets and liabilities are translated at the exchange rates in effect at the end of the year, and income statement accounts are translated at average exchange rates. There were no material translation gains or losses during the years ended December 31, 2004 and 2003 as the Renminbi was tied to the U.S. Dollar during the time period covered in these financial statements.

      Taxation - Taxation on overseas profits has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the countries in which the Company operates.

      Provision for The People's Republic of China enterprise income tax is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses brought forward.

      Enterprise income tax

      Under the Provisional Regulations of The People's Republic of China Concerning Income Tax on Enterprises promulgated by the State Council and which came into effect on January 1, 1994, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council. For the year ended December 31, 2004, the Company has been granted the privilege of computing the gross profit margins on real estate development sales at 15% of sales and computed the enterprise income tax at 33% on only 15% of sales.

      Enterprise income tax ("EIT") is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes.

      Retirement Benefit Costs - According to The People's Republic of China regulations on pension, the Company contributes to a defined contribution retirement plan organized by municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the plan. Contributions to the plan are calculated at 20% or 26% of the employees' salaries above a fixed threshold amount and the employees contribute 6% while the Company contributes the balance contribution of 14% or 20%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this plan.

      For the years ended December 31, 2004 and 2003, the Company's pension cost charged to the statements of operations under the plan amounted to $5,974 and $1,814, respectively.

      Fair Value of Financial Instruments - The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as of December 31, 2004 because of the relatively short-term maturity of these instruments.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in US dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      Use of Estimates - The preparation of financial statements in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates related to allowance for uncollectible accounts receivable, depreciation, costs to complete construction in progress, taxes, and contingencies. Estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

      Recent Accounting Pronouncements - In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments and for hedging actives under FASB No. 133, Accounting for Derivative Instruments and Hedging Activities. As of December 31, 2004, the Company had no derivative or hedging activity.

      In May 2003, the Financial Accounting Standards Board issued SFAS No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity. This standard establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. As of December 31, 2004, the Company had no financial instruments with these characteristics.

      In November 2004, the FASB issued SFAS No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred. The adoption of SFAS 151 had no impact on the Company's financial position, results of operations, or cash flows.

      In December 2004, the FASB issued a revision of SFAS No. 123, Share-Based Payment. The statement establishes standards for the accounting for transactions in which an entity exchanges its equity investments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. The statement does not change the accounting guidance for share-based payments with parties other than employees.

      The statement requires a public entity to measure the cost of employee service received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exception). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). A public entity will initially measure the cost of employee services received in exchange for an award of liability instrument based on its current fair value; the fair value of that award will be remeasured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation over that period.

      The grant-date for fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of these instruments.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in US dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      The statement is effective for the quarter beginning January 1, 2006.

      In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2005.

      Management believes adoption of these new statements will not have any significant effect on the Company's financial condition or results of operations.

3.    CONCENTRATIONS OF BUSINESS AND CREDIT RISK

      Substantially all of the Company's bank accounts are in banks located in the People's Republic of China ("PRC") and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks.

      Substantially all of the Company's operations are in the PRC.

      The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and clients and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers and clients, historical trends, and other information. Accounts receivable totaling $1,064,981 and $2,054,320 as of December 31, 2004 and 2003, respectively, were collateralized by real estate.

4.    CASH AND EQUIVALENTS

      As of December 31, 2004 and 2003, the Company had the following cash and cash equivalents:

                                           December 31,
                                     -----------------------
                                         2004         2003
                                     ----------   ----------
      Restricted cash:

        Pledged deposits             $       --   $  203,659
                                     ==========   ==========

      Cash and equivalents:
        Cash on hand                 $   44,492   $    2,922
        Banks deposits                4,207,186    1,156,388
                                     ----------   ----------

                                     $4,251,678   $1,159,310
                                     ==========   ==========

      The pledged bank deposits, which were restricted, carried interest ranging from 0.6% to 0.825% per month and in accordance with the terms and conditions of the banking facilities agreed with a bank to provide mortgage loan facilities to buyers of properties developed by the subsidiary, Wuhan Pacific, which agreed to place guarantee fund deposits of not less than 18% of the total outstanding mortgage loans extended to properties buyers and to guarantee the repayments of the mortgage loans.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

4.    CASH AND CASH EQUIVALENTS, Continued

      The guarantee fund shall be restricted while the mortgage loans extended to properties buyers shall remain outstanding

5.    ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES

      Accounts receivable and other receivables consist of the following as of December 31, 2004 and 2003:

                                                                   December 31,
                                                             -----------------------
                                                                2004         2003
                                                             ----------   ----------
      Accounts receivable                                    $1,180,573   $3,195,074
      Less: Provision for doubtful debts                        455,593           --
                                                             ----------   ----------

      Accounts receivable net of provision for doubtful
       debts                                                    724,980    3,195,074
                                                             ----------   ----------

      Other receivables:
         Staff advances                                          48,066        4,590
         Utilities and other deposits                           159,729       15,097
         Others                                                  80,469       36,546
                                                             ----------   ----------

      Other receivables                                         288,264       56,233
                                                             ----------   ----------

                                                             $1,013,244   $3,251,307
                                                             ==========   ==========

6.    PROPERTIES HELD FOR RESALE

      As of December 31, 2004 and 2003, the Company had the following properties held for resale:

                                                      December 31,
                                                 -----------------------
                                                    2004         2003
                                                 ----------   ----------

      Properties held for resale                 $4,293,626   $8,205,945
      Repossessed properties held for resale             --      136,539
                                                 ----------   ----------

                                                 $4,293,626   $8,342,484
                                                 ==========   ==========

A break down of properties held for resale by project is as follows:

                                                       December 31,
                                                 -----------------------
                                                    2004         2003
                                                 ----------   ----------

      General Garden                             $   13,006   $1,959,277
      Garden of Eden                                     --      183,395
      Diamond Mansion Phase I Residential            27,708    1,124,313
      Diamond Mansion Phase I Commercial          3,592,628    4,466,830
      Diamond Mansion Phase 2                       445,246           --
      Gutian Apartments                             215,039      608,669
                                                 ----------   ----------

      Total                                      $4,293,627   $8,342,484
                                                 ==========   ==========

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in US dollars)

6.    PROPERTIES HELD FOR RESALE, Continued

      As of December 31, 2004 and 2003, the carrying values of inventories of $0 and $2,775,494, respectively, have been pledged as securities for the Company's long-term bank loans.

7.    PROPERTIES AND EQUIPMENT

      Properties and equipment, stated at cost less accumulated depreciation and amortization, consist of:

                                                                    December 31,
                                                             --------------------------
                                                                 2004           2003
                                                             -----------    -----------
      Land use rights and buildings                          $ 2,495,038    $ 1,074,957
      Plant and machineries                                       29,590          1,981
      Motor vehicles                                             535,116         94,769
      Office equipment                                           172,068         87,695
                                                             -----------    -----------

                                                               3,231,812      1,259,402
      Less: Accumulated depreciation and amortization           (280,981)      (202,202)
                                                             -----------    -----------

                                                             $ 2,950,831    $ 1,057,200
                                                             ===========    ===========

      During 2004 and 2003, properties totaling $1,420,080 and $0, respectively, were transferred from construction-in-progress to property and equipment. During the years ended December 31, 2004 and 2003, properties totaling $0 and $1,929,295, net of accumulated depreciation of $0 and $94,149, respectively, were transferred from property and equipment to properties held for resale.

8.    CONSTRUCTION-IN-PROGRESS

      Construction-in-progress represents two combined residential and commercial project. Construction-in-progress represents the cost of the land use rights, capitalized interest expenses, related pre-approval capital expenditures and government approval fees. A breakdown on these costs by project is as follows:

                                                             December 31,
                                                        -----------------------
                                                          2004         2003
                                                        ----------   ----------
      Current

      Diamond Mansion Phase II Commercial Project       $       --   $2,311,819
      Diamond Mansion Phase II - Additional floors          24,123           --
      Sanyang Apartments                                 2,953,576           --
      YiChang Town House Plaza                           3,184,037           --
                                                        ----------   ----------

                                                         6,161,736    2,311,819
                                                        ----------   ----------
      Non-Current
      Jing Qi Project                                      931,433      931,433
                                                        ----------   ----------

                                                        $7,093,169   $3,243,252
                                                        ==========   ==========

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in US dollars)

8.    CONSTRUCTION-IN-PROGRESS, Continued

      Official approval for the construction of Diamond Mansion Phase II was received in 2003 and the construction was completed in September 2004, while the construction of the Jing Qi Project was strategically temporarily suspended until the completion of the construction of a main road near the site of the project by the Wuhan City Government. As at December 16, 2004, construction to the road is still incomplete and the Jing Qi Project has been further postponed.

      The Company had already completed one half of the construction works of Town House Plaza (formerly Sanyang Apartments) and expected the construction will be completed by the end of 2005. The Company had also already started the foundation work of Yi Chang Project. The capital expenditures in respect of the Yi Chang Project comprised land use rights of $1,660,628 and purchases of construction materials and other expenditures totaling $92,219 as of December 31, 2004. Several approvals for construction works are still pending from relevant government departments and the processes usually take time.

9.    ADVANCES FROM BUYERS

      Advances from buyers represented deposits from residential property buyers and which procedures for the transfer of ownership of the property purchased have not been completed as at the balance sheets date. The deposits from such property buyers for residential properties to be transferred in the subsequent years are carried forward as deferred revenue.

10.   TRANSACTIONS WITH RELATED PARTIES

      Amounts due from/(to) directors at December 31, 2004 and 2003 are as follows:

                                         December 31
      Name                       ----------------------------  Maximum Outstanding    Security
                                     2004           2003       Balance During Year      Held
                                 -----------    -----------    -------------------    --------
      Fang Zhong (Director)      $(2,022,604)   $(2,399,320)           $(2,399,321)   none
      Hu Min (Director)                5,970        (41,667)                 5,970    none
      Luo Yun Fang (Director)         17,409        (46,108)                17,409    none
      Fang Wei Jun (Director)           (440)       (48,077)               (48,077)   none
      Fang Hui (Deceased)               (440)       (48,077)               (48,077)   none
      Fang Wei Feng (Director)       (77,744)      (125,826)              (125,826)   none
                                 -----------    -----------

                                 $(2,077,849)   $(2,709,075)
                                 ===========    ===========


      The amounts due are unsecured, interest free and have no fixed repayment terms.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in US dollars)

11.   OTHER TAXES PAYABLE

      Other tax payables consist of the following:

                                               December 31,
                                         -----------------------
                                            2004         2003
                                         ----------   ----------
        City construction tax            $   79,012   $   17,748
        Business tax                      1,137,910      336,985
        Food price balancing tax             22,609        9,666
        Education surcharge                  33,552        7,296
        Flood control tax                    21,751        4,990
        Education development tax            21,225        9,766
        Other taxes                          26,514       13,990
                                         ----------   ----------

                                         $1,342,573   $  400,441
                                         ==========   ==========

12.   SHORT-TERM LOANS

      The Company had the following short-term loans at December 31, 2004 and 2003:

                                                       December 31,
                                                   -------------------
                                                     2004       2003
                                                   --------   --------

        Secured                                    $     --   $428,744
        Unsecured                                        --    362,319
                                                   --------   --------

                                                   $     --   $791,063
                                                   ========   ========

      Other short-term loan of $428,744 was secured by the Yi Chang project and was fully paid as of December 31, 2004.

      Other short-term loan was unsecured, carried interest at 5.04% per annum and was repayable within three months if the lender was not appointed as the main contractor to the Yi Chang Project. As a pre-condition for the unsecured short-term loan of $362,319, at December 31, 2003, a subsidiary company, Wuhan Town House, had agreed to appoint the lender as main contractor to Yi Chang construction project and should the subsidiary company fails to appoint the lender as main contractor, the subsidiary company had agreed to make a penalty payment of $36,232 to the lender. The lender was appointed as the main contractor to the Yi Chang Project.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in US dollars)

13.   LONG-TERM DEBT

      The Company had the following long-term debt at December 31, 2004 and 2003:

                                                           December 31, 2004          December 31, 2003
                                                        -----------------------   -----------------------
                                                        Current      Long-term      Current    Long-term
                                                        ----------   ----------   ----------   ----------

      6.534% note payable to a bank,
      interest payable quarterly with
      principal due September 2004,
      secured by Diamond Mansion Phase I                $       --   $       --   $1,207,729   $       --

      6.534% note payable to a bank,
      interest payable quarterly with
      principal due December 2004,
      secured by Diamond Mansion Phase I                        --           --      966,184           --

      6.03% notes payable to a bank,
      monthly installments of principal
      and interest, due on various dates
      through 2007, secured by property                      2,304        3,992        2,083        6,377

      7.2% notes payable to a bank,
      monthly installments of principal
      and interest, due on various dates
      through 2007, secured by property                      3,432        4,683        5,133        8,322

      7.2% notes payable to a bank,
      monthly installments of principal
      and interest, due on various dates
      through 2014, secured by property                      1,335       15,070        1,578       16,247

      5.58% note payable to a bank,
      monthly installments of principal
      and interest, due on various dates
      through 2007, secured by property                      1,658        2,066        1,510        3,851

                 TOWN HOUSE LAND LIMITED AND SUBSIDIARIES NOTES

                    TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in US dollars)

13.   LONG-TERM DEBT, Continued

                                                       December 31, 2004     December 31, 2003
                                                      -------------------   -------------------
                                                      Current   Long-term   Current   Long-term
                                                      -------   ---------   -------   ---------
      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2010, secured by property                         2,149       6,093     2,838      12,301

      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2010, secured by property                           933       5,265       795       6,283

      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2011, secured by property                           916       6,553       990       7,353

      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2012, secured by property                            --          --     3,417      24,842

      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2015, secured by property                         1,497      19,166     1,645      20,469

      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2016, secured by property                         1,625      22,668     2,013      23,816

      5.58% notes payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2020, secured by property                         2,565      58,609     3,599      60,104

      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2025, secured by property                           903      33,375     1,498      33,675

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

13.   LONG-TERM DEBT, Continued

                                                           December 31, 2004     December 31, 2003
                                                          -------------------   -------------------
                                                          Current   Long-term   Current   Long-term
                                                          -------   ---------   -------   ---------
      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2030, secured by property                        --          --       523      14,225

      4.65% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2026, secured by property                     1,189      40,240     1,836      40,668

      5.04% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2012, secured by property                     3,517      27,520     7,488      47,271

      5.04% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2013, secured by property                     8,922      76,441    10,266      83,545

      5.04% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2018, secured by property                    15,339     264,482    18,368     274,007

      5.04% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2022, secured by property                     5,047     134,083     7,609     136,453

      5.04% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2023, secured by property                     3,006      82,098     4,589      83,374

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

13.   LONG-TERM DEBT, Continued

                                                  December 31, 2004               December 31, 2003
                                               --------------------------    ---------------------------
                                                  Current      Long-term        Current      Long-term
                                               ------------   ------------   ------------   ------------
      7.65% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2006, secured by property               1,845          1,541          1,510          3,502

      Hire purchase                                   7,851         12,564             --             --
                                               ------------   ------------   ------------   ------------

                                               $     66,033   $    816,509   $  2,253,201   $    906,686
                                               ============   ============   ============   ============


      As of December 31, 2004 and 2003, bank loans are secured by a legal charge over the Wuhan Town House's land use rights and buildings totaling $509,401 and $522,463, respectively, and stock of properties held for resale of $0 and $2,775,494, respectively. According to the land use right certificates, the security was discharged / released on November 20, 2003.

      During the year ended December 31, 2003, the 2nd and 3rd Floors of Diamond Mansion Phase I were pledged in respect of a short-term bank loan of $2,415,459 (Rmb.20,000,000), and which loan was repaid before the year then ended. According to the land use right certificates, the security was discharged / released on February 4, 2004.

      Maturities of the long-term debts for each of the next five years and thereafter are as follows:

                                            Amount
                                           --------
        2005                               $ 66,033
        2006                                 14,105
        2007                                 10,741
        2008                                  6,093
        2009                                     --
        Thereafter                          785,570
                                           --------
                                           $882,542
                                           ========

14.   CAPITAL

                                                        December 31,
                                                   --------------------
                                                     2004        2003
                                                   --------    --------
        Authorized, issued and outstanding:

          500,000 ordinary share at HK$1.00 each   $ 64,103    $ 64,103
          Less minority interest                     (1,923)     (1,923)
                                                   --------    --------

                                                   $ 62,180    $ 62,180
                                                   ========    ========

      Town House Land Limited (formerly Hong Kong Window of the World Apparel Co., Limited) (the "Company") was registered as in Hong Kong, as a limited liability company on August 13, 2001 with a registered capital of $64,103 (HK $500,000).

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in US dollars)

14.   CAPITAL, Continued

      Based on the Certificate of Incorporation on Change of Name dated August 3, 2003, the Company changed its name from 'Hong Kong Window of the World Apparel Co., Limited' to 'Town House Land Limited'.

15.   INCOME TAX

      Provision for the People's Republic of China enterprise income tax ("EIT") is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses carried forward.

      For the year ended December 31, 2004 and 2003, the Company has been granted the privilege of computing the gross profit margins on real estate development sales at 15% of sales and computed the enterprise income tax at 33% on only 15% of sales.

      EIT is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes.

      A reconciliation of EIT tax at the statutory rate to the Company's effective rate is as follows:

                                                                    December 31,
                                                             -----------------------
                                                                2004         2003
                                                             ----------   ----------
        Computed at the statutory rate                       $1,119,877   $  936,527
        Tax effect of special tax rate granted during 2004      156,445     (756,729)
                                                             ----------   ----------

        Tax at effective rate                                $  963,432   $  179,798
                                                             ==========   ==========

16.   COMMITMENTS

      As of December 31, 2004 and 2003, the Company had contractual commitments of the construction projects totaling $3,588,183 and $1,660,721, respectively, and commitments for rental, capital expenditures for land use rights, plant and machineries totaling $3,943 and $0, respectively.

      During the year ended December 31, 2004, the Company is leasing office space was set up for salesmen to meet customers in Shanghai and Wenzhou. The Company had commitments to make payments for leasing of this office totaling $38,275 through December 31, 2005.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)

  ASSETS

Current assets:
     Cash and equivalents                        $ 3,424,777
     Accounts receivable, net                        755,926
     Properties held for sale                      4,304,787
     Prepaid and other assets                        209,482
     Construction-in-progress - current            1,017,170
                                                 -----------

            Total current assets                   9,712,142

Land held for development                          4,803,651
Property and equipment-net of accumulated          2,913,728
   depreciation of $396,659
Construction-in-progress - non-current             6,284,782
                                                 -----------

Total assets                                     $23,714,303
                                                 ===========

                         LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses       $ 2,187,713
     Advances from buyers                            563,550
     Amounts due to directors, net                   495,612
     Enterprise taxes payable                      1,105,618
     Other taxes payable                           1,473,353
     Short-term loans                              3,276,908
     Current portion of long-term debt                 8,523
                                                 -----------

Total current liabilities                          9,111,277
                                                 -----------

Long term debt, net of current portion shown       3,705,358
                                                 -----------

Minority interest                                    463,100
                                                 -----------

Stockholders' equity:
     Share capital                                    64,103
     Additional paid-in capital                    5,857,936
     Capital reserve                               1,509,564
     Retained earnings                             2,809,443
     Accumulated other comprehensive income          193,522
                                                 -----------

Total stockholders' equity                        10,434,568
                                                 -----------

Total liabilities and stockholders' equity       $23,714,303
                                                 ===========

     See accompanying notes to condensed consolidated financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                   (UNAUDITED)

                                                                  Nine Months Ended
                                                                    September 30,
                                                             ---------------------------
                                                                 2005            2004
                                                             ------------   ------------


Sales Revenues                                               $  6,176,916   $ 10,625,830
Cost of Properties Sold                                         4,744,786      5,683,579
                                                             ------------   ------------

    Gross profit                                                1,432,130      4,942,251
                                                             ------------   ------------


Selling, General and Administrative Expenses:
    Selling expenses                                              568,164        610,578
    General and administrative expenses                         1,096,683        484,364
    Depreciation                                                   74,714         53,587
                                                             ------------   ------------

    Total expenses                                              1,739,561      1,148,529
                                                             ------------   ------------

    Income (loss) from operations                                (307,431)     3,793,722
                                                             ------------   ------------

Other income (expense)
    Other revenues                                                 24,505          3,041
    Interest and finance costs                                   (249,369)      (204,873)
                                                             ------------   ------------

    Total other (expense)                                        (224,864)      (201,832)
                                                             ------------   ------------

Net Income (Loss) before Income Taxes and Minority Interest      (532,295)     3,591,890
Benefit from (Provision for) Income Taxes                         656,140       (525,979)
                                                             ------------   ------------

Net Income before Minority Interest                               123,845      3,065,911
Minority Interest in Earnings                                     (12,065)       (93,804)
                                                             ------------   ------------

Net income                                                        111,780      2,972,107

Other comprehensive income, net of tax:
    Foreign currency translation adjustment                       193,522             --
                                                             ------------   ------------

Total comprehensive income                                   $    305,302   $  2,972,107
                                                             ============   ============

Weighted average basic and diluted shares outstanding             500,000        500,000
                                                             ============   ============

Basic and diluted net income per common share                $       0.22   $       5.94
                                                             ============   ============


     See accompanying notes to condensed consolidated financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                   (UNAUDITED)

                                                                Nine Months Ended
                                                                  September 30,
                                                                2005          2004
                                                            -----------   -----------
Cash flows from operating activities:
Net income                                                  $   111,780   $ 2,972,107
Adjustments to reconcile net income to cash flows provided
   by operating activities
     Depreciation                                                74,714        53,587
     Minority interest in earnings                               12,065        93,804
Changes in assets and liabilites:
(Increase) decrease in -
     Accounts receivable, net and other receivables              97,589      (610,681)
     Properties held for resale                                 (11,161)      (65,191)
     Prepaid and other assets                                   (11,610)      403,625
     Construction-in-progress                                  (208,783)   (2,374,340)
     Accounts payable and other payables                        433,778     1,807,854
     Advances from buyers                                      (666,508)    1,381,753
     Income tax expenses                                       (737,716)      515,219
     Other taxes payable                                        130,780       359,349
                                                            -----------   -----------

Net cash provided by (used in) operating activities            (775,072)    4,537,086
                                                            -----------   -----------

Cash flows from investing activities:
     Purchase of land held for development                   (4,803,651)           --
     Transfer of assets from construction-in-progress                --    (1,477,106)
     Long-term investment                                            --      (300,000)
     Purchase/(transfer) of fixed assets                        (37,611)     (269,718)
                                                            -----------   -----------

Net cash (used in) investing activities                      (4,841,262)   (2,046,824)
                                                            -----------   -----------

Cash flows from financing activities:
     Minority interest in capital contributions                  69,901            --
     Amounts due to directors                                (1,582,237)           --
     Loan proceeds                                            6,774,402            --
     Principal loan repayments                                 (666,155)   (1,841,315)
                                                            -----------   -----------

Net cash provided by (used in) financing activities           4,595,911    (1,841,315)
                                                            -----------   -----------

Foreign currenty translation adjustment                         193,522            --
                                                            -----------   -----------

Net increase (decrease) in cash and cash equivalents           (826,901)      648,947

Cash and cash equivalents, beginning of period                4,251,678     1,362,969
                                                            -----------   -----------

Cash and cash equivalents, end of period                    $ 3,424,777   $ 2,011,916
                                                            ===========   ===========

Supplemental disclosures of cash flow information:
     Interest paid, net of capitalized amounts              $   245,031   $   185,892
                                                            ===========   ===========

     Enterprise income taxes paid                           $        --   $        --
                                                            ===========   ===========

Supplemental disclosure of non-cash investing and financing activities:

     During the nine months ended September 30, 2005, the Company exchanged two residential units of Diamond Mansion for advertising valued at $122,322.

     During the nine months ended September 30, 2005, the Company transferred $4,210,681 of construction expenditures for the YiChang Project from current construction-in-progress to noncurrent construction-in-progress.

     See accompanying notes to condensed consolidated financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                           (Expressed in U.S. dollars)




1.  DESCRIPTION OF BUSINESS

    Organizational Structure

    Wuhan Town House Land Limited ("Wuhan Town House") (formerly: Wuhan Pacific Real Estate Development Company Limited) was registered as a formal third level property Company in Hubei Province, in the People's Republic of China as a limited liability company (in which investors' potential losses are limited to their capital contributions) on December 18, 1995 with a registered capital of $1,207,729 (Rmb.10,000,000) and a defined period of existence of 14 years to December 18, 2009. To meet the qualifications of third level property company, the company must (1) have registered capital of Rmb.10,000,000, (2) have engineering and staff of not less that 12 people, (3) should have completed at lease 50,000 square meters of accumulated development area, and (4) have a 100% passing rate in construction quality and 10% ranked as excellent.

    Subsequent recapitalizations during 2000 increased Wuhan Town House's registered capital to $6,038,647 and changed is classification to a second level property company. To meet the qualifications of a second level property company, the company must (1) have registered capital of Rmb.40,000,000, (2) have engineering and management staff of not less than 24 people, (3) should have completed 150,000 square meters of accumulated areas completed within three years, (4) 100% pass rate in construction quality with 10% ranked as excellent, and (5) at least three years experience in property development. On August 15, 2003, Wuhan Town House entered into a reverse merger agreement with Town House Land Limited ("Town House Land").

    At December 31, 2004 and September 30, 2005, Town House Land held 97% of the registered capital of Wuhan Town House, directly held 100% of the equity in Town House Land (Miami) Corporation and indirectly 97% of the equity in Town House Land (USA) Inc. Collectively hereinafter, Town House Land, Wuhan Town House, Town House Land (Miami) Corporation and Town House Land (USA), Inc., are referred to as "the Company".

    Town House Land (formerly: Hong Kong Window of the World Apparel Co., Limited) was incorporated in Hong Kong, as a private limited liability company on August 13, 2001 with an authorized capital of $64,103 (HK$500,000) divided into 500,000 ordinary shares of par value $0.12 (HK$1.00) each. Town House Land Limited ("Town House Land") changed to its present name on August 13, 2003. On August 15, 2003, Town House Land acquired 97% of the outstanding registered capital of Wuhan Town House Land. Terms of the transaction call for Town House Land to pay $1,602,564 in cash plus the contribution of an additional $5,857,488 in share capital in Town House Land as consideration for the acquisition of the 97% interest in Wuhan Town House's registered capital. For financial reporting purposes, Wuhan Town House was considered to be the acquiring entity and the additional cash consideration paid was treated as a distribution to members. Town House Land had no operations prior to this reverse acquisition and there was substantially no change in ownership from that of Wuhan Town House as a result of this transaction.

    The Company's principal activity is the development and sale of commercial and residential real estate.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                           (Expressed in U.S. dollars)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of significant accounting policies:

    Consolidation Policy - The consolidated financial statements include the accounts of Town House and Wuhan Town House from August 15, 2003 forward and Town House Land (Miami) Corporation and Town House Land (USA) Inc., since their incorporation. Prior to August 15, 2003, the financial statements reflect the activity of Wuhan Town House as adjusted for the effects of the recapitalization of August 15, 2003.

    All significant inter-company transactions and balances within the Company are eliminated on consolidation.

    Cash and Equivalents - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value. The Company has restricted cash in accordance with the loan covenants.

    Accounts Receivable - The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. Accounts receivable in the balance sheet is stated net of such provision.

    Properties Held for Sale - Properties held for sale are comprised of properties held for sale and repossessed properties held for resale and are stated at the lower of cost or net realizable value. Cost includes acquisition costs of land use rights, development expenditure, interests and any overhead costs incurred in bringing the developed properties to their present location and condition.

    Net realizable value is determined by reference to management estimates based on prevailing market conditions.

    Capital Reserve - Capital reserve represents that amount of reserve appropriated from the net distributable profit after income tax in each year when a net profit after operations is generated. In accordance with the provisions of the Company's Memorandum and Articles of Association, the Company is required to appropriate a portion of the net distributable profit after enterprises income tax to capital reserve. The amount appropriated is determined on an annual basis by the Board of Directors.

    One-half of the capital reserve may be used for staff welfare payments and the balance one-half may be transferred back to the statement of operations to mitigate the losses from operations. The Company shall not be required to appropriate any amount to capital reserve when the balance standing in capital reserve is equal to or exceeds 50% of the registered capital.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                           (Expressed in U.S. dollars)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    Property and Equipment - Property and equipment are recorded at cost and are being depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line basis for both financial and income tax reporting purposes over useful lives as follows:

       Building and land rights             40 years
       Equipment                             5 years
       Motor vehicles                      5-8 years
       Office furniture and fixtures         5 years

    Repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

    Property and equipment are evaluated annually for any impairment in value. Where the recoverable amount of any property and equipment is determined to have declined below its carrying amount, the carrying amount is reduced to reflect the decline in value. There were no property and equipment impairments recognized during the nine month periods ended September 30, 2005 and 2004.

    Construction-In-Progress - Properties currently under development are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including land rights cost, development expenditure, professional fees and during the course of construction for the purpose of financing the project. Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to properties held for sale. As of September 30, 2005, two construction projects are reflected as long-term as construction on both projects has been delayed.

    Related Companies - A related company is a company in which the director has beneficial interests in and in which the company has significant influence.

    Revenue Recognition - Revenue from the sale of properties is recognized when the following four criteria are met: (1) a sale is consummated, (2) the buyers initial and continuing investments are adequate to demonstrate a commitment to pay for the property, (3) the seller's receivable is not subject to future subordination, and (4) the seller has transferred to the buyer the usual risks and rewards of ownership in a transaction that is in substance a sale and does not have a substantial continuing involvement with the property.

    Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

    Cost of Properties Sold - The cost of goods sold includes the carrying amount of the properties being sold and the business taxes paid by the Company in connection with the sales. Business taxes included in cost of sales were $330,582 and $531,292 for the nine months ended September 30, 2005 and 2004, respectively.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                           (Expressed in U.S. dollars)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    Foreign Currencies - These financial statements have been prepared in U.S. dollars. The functional currencies for Town House and Wuhan Pacific are the "Hong Kong dollar" and "Renminbi" or "Yuan", respectively. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency ("US Dollars") are dealt with as an exchange fluctuation reserve in stockholders' equity.

    Historically the local currency's exchange rate had been tied to the U.S. dollar at a rate of approximately 8.28 Yuan per U.S. dollar. Effective July 21, 2005, the Yuan was revalued to an effective exchange rate of approximately 8.11 Yuan per U.S. dollar. Subsequent to the revaluation the Yuan has been allowed to float within a specified range. As of September 30, 2005, the exchange rate was 8.11 per U.S. dollar.

    Taxation - Taxation on overseas profits has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the countries in which the Company operates.

    Provision for The People's Republic of China enterprise income tax is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses brought forward.

    Enterprise Income Tax - Under the Provisional Regulations of The People's Republic of China Concerning Income Tax on Enterprises promulgated by the State Council and which came into effect on January 1, 1994, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council. For the year ended December 31, 2004, the Company has been granted the privilege of computing the gross profit margins on real estate development sales at 15% of sales and computed the enterprise income tax at 33% on only 15% of sales.

    Enterprise income tax ("EIT") is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes.

    Retirement Benefit Costs - According to The People's Republic of China regulations on pension, the Company contributes to a defined contribution retirement plan organized by municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the plan. Contributions to the plan are calculated at 20% or 26% of the employees' salaries above a fixed threshold amount and the employees contribute 6% while the Company contributes the balance contribution of 14% or 20%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this plan.

    For the nine months ended September 30, 2005 and 2004, the Company's pension cost charged to the statements of operations under the plan amounted to $5,705 and $4,538, respectively.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                           (Expressed in U.S. dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    Fair Value of Financial Instruments - The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as of September 30, 2005, because of the relatively short-term maturity of these instruments.

    Use of Estimates - The preparation of financial statements in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates related to allowance for uncollectible accounts receivable, depreciation, costs to complete construction in progress, taxes, and contingencies. Estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

    Recent Accounting Pronouncements - In December 2004, the FASB issued a revision of SFAS No. 123, Share-Based Payment. The statement establishes standards for the accounting for transactions in which an entity exchanges its equity investments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. The statement does not change the accounting guidance for share-based payments with parties other than employees.

    The statement requires a public entity to measure the cost of employee service received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exception). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). A public entity will initially measure the cost of employee services received in exchange for an award of liability instrument based on its current fair value; the fair value of that award will be remeasured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation over that period.

    The grant-date for fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of these instruments.

    The statement is effective for the quarter beginning January 1, 2006.

    In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2005.

    Management believes adoption of these new statements will not have any significant effect on the Company's financial condition or results of operations.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                           (Expressed in U.S. dollars)

3.  CONCENTRATIONS OF BUSINESS AND CREDIT RISK

    Significant amounts of the Company's bank accounts are in banks located in the People's Republic of China ("PRC") and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks.

    The Company has real estate in the PRC and in the United States of America. Through September 30, 2005, the Company had generated no income and very few expenses associated with its U.S. real estate development activities.

    The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and clients and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers and clients, historical trends, and other information. Accounts receivable totaling $566,145 and $2,485,490 as of September 30, 2005 and 2004, respectively, were collateralized by real estate.

4.  ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES

    Accounts receivable and other receivables consist of the following as of September 30, 2005:


     Accounts receivable                                          $     822,062
     Less: Provision for doubtful debts                           (     455,592)
                                                                  -------------
     Accounts receivable net of provision for doubtful debts            366,470

     Other receivables:
        Staff advances                                                   31,834
        Loans to third parties                                          185,327
        Others                                                          172,295
                                                                  -------------
                                                                  $     755,926
                                                                  =============

5.  PROPERTIES HELD FOR SALE

    As of September 30, 2005, the Company had the following properties held for sale:

     Properties held for sale                                     $  4,304,787

    As of September 30, 2005, the carrying value of inventory of $400,986 has been pledged as collateral on a short-term bank loan.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                           (Expressed in U.S. dollars)

6.  LAND HELD FOR DEVELOPMENT

    At September 30, 2005, the Company held three parcels of land for development, as follows:


     Las Vegas, Nevada                                           $  1,156,348
     Chino Hills, California                                        2,043,459
     Fontana, California                                            1,603,844
                                                                 -------------

                                                                 $  4,803,651
                                                                 =============

    At September 30, 2005, land held for development with a carrying value of $1,603,844 was pledged as collateral to a bank with respect to an outstanding loan.

7.  PROPERTIES AND EQUIPMENT

    Properties and equipment, stated at cost less accumulated depreciation and amortization, consist of the following at September 30, 2005:


     Land use rights and buildings                              $  2,512,864
     Plant and machineries                                            29,590
     Motor vehicles                                                  561,114
     Office equipment                                                206,819
                                                                ------------

                                                                   3,310,387
     Less: Accumulated depreciation and amortization            (    396,659)
                                                                ------------

                                                                $  2,913,728
                                                                ============

8.  CONSTRUCTION-IN-PROGRESS

    Construction-in-progress represents three combined residential and commercial projects. Construction-in-progress represents the cost of the land use rights, capitalized interest expenses, related pre-approval capital expenditures and government approval fees. A breakdown on these costs by project at September 30, 2005, is as follows:

     Current
     Diamond Mansion Phase 2                                   $  1,017,170
                                                               ============

     Non-Current
     Yi Chang Project                                             5,333,825
     Jing Qi Project                                                950,957
                                                               ------------

                                                               $  6,284,782
                                                               ============

    Due to a change in business strategy, construction costs of $5,333,825 on the YiChang project has been transferred to non-current construction-in-progress in 2005, with construction expected to be completed by the end of 2006.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                           (Expressed in U.S. dollars)

8.  CONSTRUCTION-IN-PROGRESS (continued)

    Construction of the Jing Qi Project has been temporarily suspended until the completion of the construction of a main road near the site of the project by the Wuhan City Government. As of September 30, 2005, construction to the road is still incomplete and re-commencement of construction on Jing Qi remains uncertain due to circumstances beyond control of the Company.

9.  ADVANCES FROM BUYERS

    Advances from buyers represented deposits from residential property buyers and which procedures for the transfer of ownership of the property purchased have not been completed as at the balance sheets date. The deposits from such property buyers for residential properties to be transferred in the subsequent years are carried forward as deferred revenue.

10. TRANSACTIONS WITH RELATED PARTIES

    Net amounts due from/ (to) directors at September 30, 2005, are as follows:

     Name                            Amount
     ----                            ------


     Fang Zhong (Director)     $  (    437,810)
     Hu Min (Director)                   6,095
     Luo Yun Fang (Director)            18,159
     Fang Wei Jun (Director)      (        449)
     Fang Hui (Deceased)          (        449)
     Fang Wei Feng (Director)     (     81,158)
                                   -----------

                               $  (    495,612)
                                   ===========

    The amounts due are unsecured, interest free and have no fixed repayment terms.

11. SHORT-TERM LOANS

    The Company had the following short-term loans at September 30, 2005:

                                                                                  Amount
                                                                                  ------
    Secured:
    Wuhan Town House short-term bank loan, partially secured by residential units of Town House Plaza (26 units valued at $400,986 at
    September 30, 2005), interest at 120% of the Chinese national rate
    paid periodically, principle due on February 1, 2006                       $  986,437

    Wuhan Town House short-term bank loan, secured by corporate guarantee, interest at 6.696% paid periodically, principle due on
    December 31, 2005                                                             730,471

    Town House Land (USA) short-term bank loan, secured by real estate property in the United States, interest at Far East Bank Prime Rate plus 1% (7.0% at September 30, 2005) paid periodically, principle due
    on May 1, 2006                                                                760,000

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                           (Expressed in U.S. dollars)

    Town House Land short-term loan from a financial institution, secured by
    433,000 shares of Town House Land stock issued to a director, interest at
    20% paid periodically, principle due on November 25, 2005.                    700,000

    Wu Han Town House short-term loan from a financial institution, secured by real property, interest at Far East Bank Prime Rate plus
    1% (7.0% at September 30, 2005) paid periodically, principle due on
    May 1, 2006                                                                   100,000
                                                                               ----------



                                                                               $3,276,908
                                                                               ==========

12. LONG-TERM DEBT

    The Company had the following long-term debt at September 30, 2005:

                                                             Current     Long-term
                                                             -------     ---------

    Wuhan Town House short-term bank loan, secured by      $        --   $   246,609
    Yi Chang construction-in-progress, interest at
    115% of the Chinese national rate paid
    periodically, principle due on February 28, 2007.

    Note payable to a bank for construction                                3,452,528
    development, interest at 115% of the Chinese
    national rate paid monthly, principle due
    December 20, 2006, secured by Yi Chang
    construction-in-progress.

    Hire purchase                                                8,523         6,221
                                                           -----------   -----------

                                                           $     8,523   $ 3,705,358
                                                           ===========   ===========

     Maturities of the long-term debts for each of the next five years and thereafter are as follows:

                                      Amount
                                      ------

      2006                      $      8,523
      2007                         3,705,358
      2008                                --
      2009                                --
      2010                                --
      Thereafter                          --
                                ------------
                                $  3,713,881
                                ============

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                           (Expressed in U.S. dollars)


13. CAPITAL

     Authorized, issued and outstanding:

        500,000 ordinary share at $.12 (HK$1.00) each         $    64,103
                                                              ===========

    Town House Land Limited (formerly Hong Kong Window of the World Apparel Co., Limited) (the "Company") was registered as in Hong Kong, as a limited liability company on August 13, 2001 with a registered capital of $64,103 (HK $500,000).

    Based on the Certificate of Incorporation on Change of Name dated August 3, 2003, the Company changed its name from `Hong Kong Window of the World Apparel Co., Limited' to `Town House Land Limited'.

14. INCOME TAX

    Enterprise income tax ("EIT") is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes. For the nine month periods ended September 30, 2005 and 2004, the Company has been granted the privilege of computing the gross profit margins on real estate development sales at 15% of sales and computed the enterprise income tax at 33% on only 15% of sales.

    During 2005, the Company was granted a reduced rate on prior years income tax liabilities resulting in a benefit of $656,140.

15. COMMITMENTS

                                                               As of
                                                             September
      Capital Commitments (Wuhan Town House):                 30, 2005
                                                              --------
       Contracted and authorized  (Jing Qi Project)               43,779
       Contracted and authorized  (Yichang Project)              225,154
                                                           -------------

                                                           $     268,933
                                                           =============

      Operating Commitments (Town House Land (Miami)):
       Lease commitment                                    $      64,400
       Advertising commitment                                      4,567
                                                           -------------

                                                           $      68,967
                                                           =============

    In 2004 the Company elected to suspend construction on the Jing Qi project temporarily until the main road currently under construction by the local government is completed. As of September 30, 2005, construction on this main road has not been completed. The Company has agreed with certain contractors for an extension of contractual payments due to the deferment of construction on the project.

                          PROFORMA FINANCIAL STATMENTS

                         Xerion EcoSolutions Group, Inc.
              Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)

On October 20, 2004, Xerion EcoSolutions Group, Inc. (the "Company") entered into a Stock Exchange Agreement with Town House Land Limited, ("Town House") a company organized in the Hong Kong Special Administrative Region in the People's Republic of China. The agreement provides calls for Company to issue 224,480,317 of common stock to the Town House shareholders. After the closing of the Acquisition, Town House will be a wholly-owned subsidiary of the Company and the ownership of the Company will be controlled by the former shareholders of Town House.

The Company has also agreed to do an eight for one reverse stock split subsequent to the acquisition of Town House.

For financial reporting purposes, this acquisition will be treated as a so-called "reverse acquisition," whereby Town House will account for the transaction as a recapitalization of Town House. As a recapitalization transaction, the historical stockholders' equity of Town House, the accounting acquiror, is retroactively restated for the equivalent number of shares received by Town House's shareholders in the merger, and the historical retained earnings/deficit of Town House are carried forward.

The accompanying condensed consolidated financial statements illustrate the effect of the acquisition (pro forma) on the Company's financial position and results of operations. The condensed consolidated balance sheet as of September 30, 2005 is based on the historical balance sheets of the Company and Town House as of that date and assumes the acquisition took place on that date. The condensed consolidated statement of income for the nine months ended September 30, 2005 and the year ended December 31, 2004 were based on the historical statements of income of the Company and Town House for those periods. The pro forma condensed consolidated statement of income assumes the acquisition took place on January 1, 2004.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition.

The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of the Company and Town House.

                         XERION ECOSOLUTIONS GROUP, INC.
                             PROFORMA BALANCE SHEET
                               September 30, 2005
                                   (UNAUDITED)

                                     ASSETS


                                                         Xerion         Town House     Adjustments        Proforma
                                                      ------------     ------------    ------------     ------------
Current assets:
      Cash and equivalents                            $      2,161     $  3,424,777    $         --     $  3,426,938
      Accounts receivable, net                                  --          755,926              --          755,926
      Properties held for sale                                  --        4,304,787              --        4,304,787
      Prepaid and other assets                                  --          209,482              --          209,482
      Construction-in-progress                                  --        1,017,170              --        1,017,170
                                                      ------------     ------------    ------------     ------------

               Total current assets                          2,161        9,712,142              --        9,714,303

Land held for development                                       --        4,803,651              --        4,803,651
Property and equipment, net                                  2,563        2,913,728                        2,916,291
Construction-in-progress - non-current                          --        6,284,782              --        6,284,782
                                                      ------------     ------------    ------------     ------------

Total assets                                          $      4,724     $ 23,714,303    $         --     $ 23,719,027
                                                      ============     ============    ============     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable and accrued expenses           $     38,966     $  2,187,713    $         --     $  2,226,679
      Advances from buyers                                      --          563,550              --          563,550
      Amounts due to directors                             163,359          495,612   1    (163,359)         495,612
      Enterprise taxes payable                                  --        1,105,618              --        1,105,618
      Other taxes payable                                       --        1,473,353              --        1,473,353
      Short-term loans                                          --        3,276,908              --        3,276,908
      Current portion of long-term debt                         --            8,523              --            8,523
                                                      ------------     ------------    ------------     ------------

Total current liabilities                                  202,325        9,111,277        (163,359)       9,150,243

Long term debt, net of current portion shown                    --        3,705,358              --        3,705,358
   above
                                                      ------------     ------------    ------------     ------------

Total liabilities                                          202,325       12,816,635        (163,359)      12,855,601
                                                      ------------     ------------    ------------     ------------

Minority interest                                               --          463,100              --          463,100
                                                      ------------     ------------    ------------     ------------

Stockholders' equity:
      Common stock - 300,000,000 authorized,                 2,842           64,103   2     (38,530)          28,415
          28,415,230 outstanding after effect
          of recapitalization and 8 to 1
          reverse stock split
      Preferred stock                                           --               --              --               --
      Additional paid in capital                        10,014,413        5,857,936 1&2  (9,978,725)       5,893,624
      Capital reserve                                           --        1,509,564              --        1,509,564
      Donated capital                                      126,000               --   2    (126,000)              --
      Retained earnings                                (10,340,856)       2,809,443   2  10,306,614        2,775,201
      Accumulated other comprehensive income                    --          193,522              --          193,522
                                                      ------------     ------------    ------------     ------------

Total stockholders' equity                                (197,601)      10,434,568         163,359       10,400,326
                                                      ------------     ------------    ------------     ------------

Total liabilities and stockholders' equity            $      4,724     $ 23,714,303    $         --     $ 23,719,027
                                                      ============     ============    ============     ============

        See accompanying note to pro forma financial statements.

                         XERION ECOSOLUTIONS GROUP, INC.
                        PROFORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
                                   (UNAUDITED)




                                                         Xerion         Town House      Adjustments       Proforma
                                                      ------------     ------------     ------------    ------------


Sales Revenues                                        $         --     $  6,176,916     $         --    $  6,176,916
Cost of Properties Sold                                         --        4,744,786               --       4,744,786
                                                      ------------     ------------     ------------    ------------

     Gross profit                                               --        1,432,130               --       1,432,130
                                                      ------------     ------------     ------------    ------------


Selling, General and Administrative Expenses:
     Selling expenses                                           --          568,164               --         568,164
     General and administrative expenses                    55,004        1,096,683               --       1,151,687
     Depreciation                                            2,273           74,714               --          76,987
                                                      ------------     ------------     ------------    ------------

     Total expenses                                         57,277        1,739,561               --       1,796,838
                                                      ------------     ------------     ------------    ------------

     (Loss) from operations                                (57,277)        (307,431)              --        (364,708)
                                                      ------------     ------------     ------------    ------------

Other income (expense)
     Other revenues                                             --           24,505               --          24,505
     Interest and finance costs                                 --         (249,369)              --        (249,369)
                                                      ------------     ------------     ------------    ------------

     Total other (expense)                                      --         (224,864)              --        (224,864)
                                                      ------------     ------------     ------------    ------------
                                                                                                  --              --
(Loss) before income taxes                                 (57,277)        (532,295)              --        (589,572)
(Provision for) benefit from income taxes                       --          656,140               --         656,140
                                                      ------------     ------------     ------------    ------------

Net Income (Loss) before Minority Interest                 (57,277)         123,845               --          66,568
Minority Interest in Earnings                                   --          (12,065)              --         (12,065)
                                                      ------------     ------------     ------------    ------------

Net income (loss)                                          (57,277)         111,780               --          54,503

Other comprehensive income, net of tax:
     Foreign currency translation adjustment                    --          193,522               --         193,522
                                                      ------------     ------------     ------------    ------------

Total comprehensive Income (loss)                     $    (57,277)    $    305,302     $         --    $    248,025
                                                      ============     ============     ============    ============

Weighted average basic and diluted shares                2,841,523          500,000               --      28,415,230
   outstanding
                                                      ============     ============     ============    ============

Basic and diluted net income (loss) per common share  $      (0.02)    $       0.22               --    $       0.00
                                                      ============     ============     ============    ============

Basic and diluted net comprehensive income (loss)     $      (0.02)    $       0.61                     $       0.01
   per common share
                                                      ============     ============     ============    ============


     See accompanying note to pro forma financial statements.

                         XERION ECOSOLUTIONS GROUP, INC.
                        PROFORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                                   (UNAUDITED)




                                                         Xerion         Town House      Adjustments       Proforma
                                                      ------------     ------------     ------------    ------------


Sales Revenues                                        $         --     $ 17,346,745     $         --    $ 17,346,745
Cost of Properties Sold                                         --       11,315,090               --      11,315,090
                                                      ------------     ------------     ------------    ------------

     Gross profit                                               --        6,031,655               --       6,031,655
                                                      ------------     ------------     ------------    ------------


Selling, General and Administrative Expenses:
     Selling expenses                                           --        1,381,007               --       1,381,007
     General and administrative expenses                    91,715        1,701,640               --       1,793,355
     Loss on disposal of assets                              7,866               --               --           7,866
     Depreciation                                            3,069           80,709               --          83,778
                                                      ------------     ------------     ------------    ------------

     Total expenses                                        102,650        3,163,356               --       3,266,006
                                                      ------------     ------------     ------------    ------------

     Income (loss) from operations                        (102,650)       2,868,299               --       2,765,649
                                                      ------------     ------------     ------------    ------------

Other income (expense)
     Other revenues                                             --           42,909               --          42,909
     Interest and finance costs                                 --         (272,721)              --        (272,721)
                                                      ------------     ------------     ------------    ------------

     Total other (expense)                                      --         (229,812)              --        (229,812)
                                                      ------------     ------------     ------------    ------------
                                                                                                  --              --
Income before income taxes                                (102,650)       2,638,487               --       2,535,837
(Provision for) benefit from income taxes                       --         (858,665)              --        (858,665)
                                                      ------------     ------------     ------------    ------------

Net Income before Minority Interest                       (102,650)       1,779,822               --       1,677,172
Minority Interest in Earnings                                   --          (74,362)              --         (74,362)
                                                      ------------     ------------     ------------    ------------

Net income (loss)                                         (102,650)       1,705,460               --       1,602,810

Other comprehensive income, net of tax:
     Foreign currency translation adjustment                    --               --               --              --
                                                      ------------     ------------     ------------    ------------

Total comprehensive income (loss)                     $   (102,650)    $  1,705,460     $         --    $  1,602,810
                                                      ============     ============     ============    ============

Weighted average basic and diluted shares                3,050,000          500,000               --      28,415,230
   outstanding
                                                      ============     ============     ============    ============

Basic and diluted net income (loss) per               $      (0.03)    $       3.41               --    $       0.06
   common share
                                                      ============     ============     ============    ============

Bais and diluted net compereshensive income           $      (0.03)    $       3.41                     $       0.06
   (loss) per share
                                                      ============     ============     ============    ============


     See the accompany note to pro forma financial statements.

                         Xerion EcoSolutions Group, Inc.
              Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)


On October 20, 2005, Xerion EcoSolutions Group, Inc. (the "Company") entered into a Stock Exchange Agreement with Town House Land Limited, ("Town House") a company organized in the Hong Kong Special Administrative Region in the People's Republic of China. The agreement provides for the Company to issue to the Town House shareholders, a total of 224,480,317 shares of Common Stock with restrictive legend for all of the shares of Town House common stock. After the closing of the Acquisition, Town House will be a wholly-owned subsidiary of the Company and the ownership of the Company will be controlled by the former shareholders of Town House, who will then own 98.75% of the outstanding stock of the Company. This agreement also calls for an eight to one reverse stock split immediately following the closing.

The actual closing of this agreement took place on October 31, 2005.

For financial reporting purposes, this transaction was treated as a recapitalization of Town House.

The accompanying condensed consolidated financial statements illustrate the effect of the acquisition (pro forma) on the Company's financial position and results of operations. The condensed consolidated balance sheet as of September 30, 2005 is based on the historical balance sheets of the Company and Town House as of that date and assumes the acquisition and reverse stock split took place on that date. The condensed consolidated statement of income for the nine months ended September 30, 2005 and the year ended December 31, 2004 are based on the historical statements of income of the Company and Town House for those periods. The pro forma condensed consolidated statement of income assumes the acquisition took place on January 1, 2004.

In connection with this agreement the Company has agreed to the cancellation of all debts to affiliaties.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition.

The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of the Company and Town House.

                         Xerion EcoSolutions Group, Inc.
         Notes to Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)


Condensed Consolidated Balance Sheet Pro Forma Adjustments

   The pro forma adjustment to the condensed consolidated balance sheet are as follows:

      1   Amounts due to directors                        $ 163,359
                  Additional paid-in capital                          163,359
      To record cancellation of debt to affiliates

      2.    Common stock                                     38,530
            Additional paid-in capital                   10,142,084
            Donated capital                                 126,000
                  Retained earnings                                   10,306,614
      To record effect of recapitalization of Town House along with the effect of the eight to one reverse stock split.

                              AVAILABLE INFORMATION

Xerion is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. The Registration Statement and such reports and other information may be inspected without charge at the Public Reference Room maintained by the U.S. Securities and Exchange Commission (the "Commission") at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Registration Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov. Statements made in this Information Statement concerning the contents of any document referred to herein are not necessarily complete.

By Order of the Board of Directors of

XERION ECOSOLUTIONS GROUP INC.

By /s/ Hu Min
   ----------------------------------
       Hu Min, Secretary

EXHIBIT A to Information Statement

                          AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of January 24, 2006, is entered into between Xerion EcoSolutions Group
Inc., a Colorado corporation (the "Company"), and City Home Development Corporation, a Nevada corporation and a wholly owned subsidiary of the Company ("CHDC"). The Company and CHDC may hereinafter also be referred to individually as a "party" and collectively as the "parties."

                                    RECITALS

WHEREAS, the respective board of directors of each of the Company and CHDC deems it advisable, upon the terms and subject to the conditions herein stated, that the Company be merged with and into CHDC, and that CHDC be the surviving corporation (the Reincorporation Merger"); and

WHEREAS, the Company has submitted this Agreement for approval to the holders of shares of Common Stock of the Company ("Colorado Common Stock").

NOW, THEREFORE, in consideration of the premises and of the agreements of the Parties hereto contained herein, the parties agree as follows:

                                    ARTICLE I

                   THE REINCORPORATION MERGER; EFFECTIVE TIME

Section 1.1. The Reincorporation Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into CHDC whereupon the separate existence of the Company shall cease. CHDC shall be the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") in the Reincorporation Merger and shall continue to be governed by the laws of the State of Nevada. The Reincorporation Merger shall have the effects specified in the Revised Statutes of the State of Nevada, as amended (the "NRS") and in the Colorado Business Corporation Act, as amended (the "CBCA") and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal, intellectual or mixed), rights, privileges, franchises, immunities and powers of the Company, and shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of the Company, including, without limitation, all outstanding indebtedness of the Company.

Section 1.2. Effective Time. Provided that the condition set forth in Section
5.1 has been fulfilled or waived in accordance with this Agreement and that this Agreement has not been terminated or abandoned pursuant to Section 6.1, on the date of the closing of the Reincorporation Merger, the Company and CHDC shall cause Articles of Merger to be executed and filed with the Secretary of State of Colorado (the "Colorado Articles of Merger") and Articles of Merger to be executed and filed with the Secretary of State of Nevada (the "Nevada Articles of Merger"). The Reincorporation Merger shall become effective upon the date and time specified in the Colorado Articles of Merger and the Nevada Articles of Merger (the "Effective Time").

                                   ARTICLE II

                 CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

Section 2.1. The Articles of Incorporation. The Articles of Incorporation of CHDC in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

Section 2.2. The Bylaws. The bylaws of CHDC in effect at the Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

                                   ARTICLE III

               OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

Section 3.1. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 3.2. Directors. The directors of the board of directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE IV

                        EFFECT OF MERGER ON CAPITAL STOCK

Section 4.1. Effect of Merger on Capital Stock. At the Effective Time, as a result of the Reincorporation Merger and without any action on the part of the Company, CHDC or the shareholders of the Company:

(a) Each share of Colorado Common Stock, other than shares ("Dissenting Shares") that are owned by shareholders ("Dissenting Shareholders") exercising dissenters' rights pursuant to Article 113 of the CBCA, issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock or any other action) into one fully paid and non-assessable share of Common Stock, par value $0.001, of CHDC (thr "Nevada Common Stock" as adjusted for the one-for-eight reverse stock split), with the same rights, powers and privileges as the shares so converted and all shares of Colorado Common Stock shall be cancelled and retired and shall cease to exist.

(b) Each option, warrant, purchase right, unit or other security of the Company issued and outstanding immediately prior to the Effective Time shall be converted into and shall be an identical security of CHDC.

Section 4.2. Certificates. At and after the Effective Time, all of the outstanding Certificates which immediately prior thereto represented shares of Colorado Common Stock (other than Dissenting Shares) or options, warrants, purchase rights, units or other securities of the Company shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective Nevada Common Stock, or options, warrants, purchase rights, units or other securities of CHDC, as the case may be, into which the shares of Colorado Common Stock or options, warrants, purchase rights, units or other securities of the Company represented by such Certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding Certificates shall, until such Certificates shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Nevada Common Stock or options, warrants, purchase rights, units or other securities of CHDC, as the case may be, evidenced by such outstanding Certificates, as above provided.

Section 4.3 Dissenters' Rights. No Dissenting Shareholder shall be entitled to shares of Nevada Common Stock under this Article IV unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Reincorporation Merger under the CBCA, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Article 113 of the CBCA with respect to Dissenting Shares owned by such Dissenting Shareholder. If any person or entity who otherwise would be deemed a Dissenting Shareholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any shares which would be Dissenting Shares but for that failure to perfect or withdrawal or loss of the right to dissent, such Dissenting Shares shall thereupon be treated as though such Dissenting Shares had been converted into shares of Nevada Common Stock pursuant to Section 4.1 hereof.

                                    ARTICLE V

                               CONDITION PRECEDENT

Section 5.1. Condition to Each Party's Obligation to Effect the Reincorporation Merger. The respective obligation of each party hereto to effect the Reincorporation Merger is subject to receipt prior to the Effective Time of the requisite approval of this Agreement and the transactions contemplated hereby by a majority of the holders of Colorado Common Stock pursuant to the CBCA and the Articles of Incorporation, as amended, of the Company.

                                   ARTICLE VI

                                   TERMINATION

Section 6.1. Termination. This Agreement may be terminated, and the Reincorporation Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company, if the board of directors of the Company determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation Merger would be inadvisable or not in the best interests of the Company and its shareholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either the Company or CHDC, or any of their respective shareholders, directors or officers.

                                   ARTICLE VII

                            MISCELLANEOUS AND GENERAL

Section 7.1. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement; provided, however, that an amendment made subsequent to the approval of this Agreement by the holders of Colorado Common Stock shall not
(i) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (ii) alter or change any provision of the Articles of incorporation of the Surviving Corporation to be effected by the Reincorporation Merger, or (iii) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

Section 7.2. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 7.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEVADA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 7.4. Entire Agreement. This Agreement constitutes the entire agreement and supercedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

Section 7.5. No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 7.6. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 7.7. Headings. The headings therein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

Xerion EcoSolutions Group Inc. a Colorado corporation

By: /s/ Fang Zhong
   -----------------------------------------
Name: Fang Zhong
Title: Chief Executive Officer, President and Treasurer

City Home Development Corporation a Nevada corporation

By: /s/ Fang Zhong
   -----------------------------------------
Name: Fang Zhong
Title: Chief Executive Officer, President and Treasurer

EXHIBIT B to Information Statement

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz


==========================================
        Articles of Incorporation
         (PURSUANT TO NRS 78)
==========================================

Important: Read attached instructions before completing form.                   ABOVE SPACE IS FOR OFFICE USE ONLY
------------------------------------------------------------------------------------------------------------------------------------
1. Name of Corporation:           City Home Development Corporation
------------------------------------------------------------------------------------------------------------------------------------
2. Resident Agent                 The Corporation Trust Company of Nevada
   Name and Street Address:       --------------------------------------------------------------------------------------------------
   (must be a Nevada address      Name
   where process may be served)
                                  6100 Neil Road, Suite 500,                    Reno,        NEVADA          89511
                                  --------------------------------------------------------------------------------------------------
                                  Street Address                                City         State           Zip Code

                                  --------------------------------------------------------------------------------------------------
                                  Optional Mailing Address                      City         State           Zip Code
------------------------------------------------------------------------------------------------------------------------------------
3. Shares:                        Number of shares                                                 Number of shares
   (number of shares              with par value:  150,000,000 Common          Par value: $ .001   without par value: ______________
   corporation
   authorized to issue)
------------------------------------------------------------------------------------------------------------------------------------
4. Names &                        1. See attached list
   Addresses,                     --------------------------------------------------------------------------------------------------
   of Board of                    Name
   Directors/Trustees:
   (attach additional page if     --------------------------------------------------------------------------------------------------
   there is more than 3           Street Address                                City              State      Zip Code
   directors/trustees)
                                  2. Name
                                  --------------------------------------------------------------------------------------------------

                                  --------------------------------------------------------------------------------------------------
                                  Street Address                                City              State      Zip Code

                                  3. Name
                                  --------------------------------------------------------------------------------------------------

                                  --------------------------------------------------------------------------------------------------
                                  Street Address                                City              State      Zip Code
------------------------------------------------------------------------------------------------------------------------------------
5. Purpose:                       The purpose of this Corporation shall be:
    (optional-see instructions)   To purchase and develope real estate.
------------------------------------------------------------------------------------------------------------------------------------
6. Names, Address                 Stephen A. Zrenda, Jr.              /s/ Stephen A. Zrenda, Jr.
   and Signature of               ----------------------              --------------------------------------------------------------
   Incorporator:                  Name                                Signature
   (attach additional page if
   there is more than 1           5700 N.W. 132nd Street              Oklahoma City, OK       73142-4430
   incorporator)                  ----------------------              ----------------------------------
                                  Address                             City          State     Zip Code
------------------------------------------------------------------------------------------------------------------------------------
7. Certificate of                 I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of                  By: The Corporation Trust Company of Nevada
   Appointment of                 /s/ John J. Linnihan                                               January 20, 2006
   Resident Agent:                ---------------------------------------------------------          ----------------
                                  Authorized Signature of R.A. or On Behalf of R.A. Company          Date
------------------------------------------------------------------------------------------------------------------------------------


This form must be accompanied by appropriate fees. See attached fee schedule.        Nevada Secretary of State Form 78 ARTICLES.2003
                                                                                                                Revised on: 11/21/03

City Home Development Corporation
Names and Address of Board of Directors of

                  Name              Address
                  ----              -------

                  Fang Zhong        1427 West Valley Blvd., Suite 101
                                    Alhambra, CA 91803

                  Fang Weijun       Suite A-C, 20/F Neich Tower
                                    128 Gloucester Road
                                    Wanchai, Hong Kong
                                    The People's Republic of China

                  Fang Weifeng      Suite A-C, 20/F Neich Tower
                                    128 Gloucester Road
                                    Wanchai, Hong Kong
                                    The People's Republic of China

                  Yang Jeongho      300 West Naomi Avenue
                                    Arcadia, CA 91007

                  Dick R. Lee       2701 S. Bayshore, Suite 605
                                    Coconut Grove, FL 33133

                                   Exhibit B
                                       to
                             Information Statement


                            ARTICLES OF INCORPORATION

                                       OF

                        CITY HOME DEVELOPMENT CORPORATION

      The undersigned natural person, being more than eighteen years of age, hereby establishes a corporation pursuant to the statutes of the State of Nevada and adopts the following Articles of Incorporation.

                                     FIRST:

      The name of the corporation is City Home Development Corporation.

                                     SECOND:

      The corporation shall have perpetual existence.

                                     THIRD:

      A. The purpose or purposes for which the corporation is organized shall be:

            1. To engage in any lawful business and to exercise all powers authorized under Chapter 78 of the Nevada Revised Statutes as now exists and may hereafter be amended.

            2. To purchase and develop real estate, and purchase either the assets or capital stock of other businesses, including corporations and partnerships

      B. The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Nevada and may do everything necessary, suitable or proper in the accomplishment of any of its corporate purposes.

                                     FOURTH:

      A. The aggregate number of shares that the corporation shall have the authority to issue is 150,000,000 shares of common stock, $.001 par value, and 50,000,000 shares of preferred stock, $.001par value.

      B. Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors he shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

      C. At all meetings of shareholders, one-third of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum and at any meeting at which a quorum is present the affirmative vote of a greater proportion or number is required by the laws of Nevada, in which case, including an amendment to these Articles of Incorporation, an affirmative vote by a majority of shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of the shares entitled to vote at such meeting shall be the act of the shareholders.

      D. No shareholder of the corporation shall have any pre-emptive right or similar right to acquire or subscribe for any additional unissued or treasury shares of stock, or other securities of any class or rights, warrants or options to purchase stock or scrip or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

      E. The corporation shall have the right to impose restrictions on the sale and transfer of its shares of stock.

                                     FIFTH:

      The corporation shall have the right to indemnify any person to the fullest extent allowed by the laws of the State of Nevada, except as limited by the by-laws of the corporation from time to time in effect.

                                     SIXTH:

      The business and affairs of the corporation shall be managed by the Board of Directors and the number of members, which shall be fixed by the by-laws, shall not be less than three (3) person, provided however, that so long as the corporation has less than three (3) shareholders, the Board of Directors shall consist of the same number of persons as the corporation has stockholders. No director need be a resident of the State of Nevada or a shareholder of the corporation. The names and addresses of persons who shall serve as the directors until the first annual meeting of shareholders or until their successors be elected and qualified are:

                  Name              Address
                  ----              -------

                  Fang Zhong        1427 West Valley Blvd., Suite 101
                                    Alhambra, CA 91803

                  Fang Weijun       Suite A-C, 20/F Neich Tower
                                    128 Gloucester Road
                                    Wanchai, Hong Kong
                                    The People's Republic of China

                  Fang Weifeng      Suite A-C, 20/F Neich Tower
                                    128 Gloucester Road
                                    Wanchai, Hong Kong
                                    The People's Republic of China

                  Yang Jeongho      300 West Naomi Avenue
                                    Arcadia, CA 91007

                  Dick R. Lee       2701 S. Bayshore, Suite 605
                                    Coconut Grove, FL 33133

                                    SEVENTH:

      The meeting of the shareholders and of the directors of this corporation may be held at such places within or without the State of Nevada as may be designated from time to time by the Board of Directors or by the by-laws, and all business transacted at such meeting and the proceedings thereat shall have the same binding force and effect as if such meeting was held at the registered office of the corporation in the State of Nevada.

                                     EIGHTH:

      The registered agent of the corporation is in the County of Clark, State of Nevada and is located at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511. The name of its resident agent is The Corporation Trust Company of Nevada.

                                     NINTH:

      The address of the principal place of business of the corporation is 1427 West Valley Boulevard, Suite 101, Alhambra, CA 91803, and at such other places as the corporation may elect to conduct its business in the State of Nevada or in such other states, territories and foreign countries as the Board of Directors may deem advisable.

                                     TENTH:

      The name of the incorporator of the corporation is Stephen A. Zrenda, Jr. and his address is 5700 N.W. 132nd Street, Oklahoma City, Oklahoma 73142-4430.

      IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of January 2006, hereby declaring and certifying that the facts stated herein above are true.


                                            /s/ Stephen A. Zrenda, Jr.
                                            ---------------------------
                                            Stephen A. Zrenda, Jr.

EXHIBIT C to Information Statement



                             INDEX TO THE BYLAWS OF

                      CITY HOME DEVELOPMENT CORPORATION

ARTICLE 1 - OFFICES............................................1
             SECTION 1.1  PRINCIPAL OFFICE.....................1
             SECTION 1.2  REGISTERED OFFICE....................1

ARTICLE 2 - SHAREHOLDERS.......................................1
             SECTION 2.1  ANNUAL MEETING.......................1
             SECTION 2.2  SPECIAL MEETINGS.....................1
             SECTION 2.3  PLACE OF MEETINGS....................2
             SECTION 2.4  NOTICE OF MEETING....................2
             SECTION 2.5  MEETING OF ALL SHAREHOLDERS..........2
             SECTION 2.6  CLOSING OF TRANSFER BOOKS OR
                  FIXING OF RECORD DATE........................2
             SECTION 2.7  VOTING RECORD........................3
             SECTION 2.8  QUORUM...............................3
             SECTION 2.9  MANNER OF ACTING.....................3
             SECTION 2.10  PROXIES.............................3
             SECTION 2.11  VOTING OF SHARES....................3
             SECTION 2.12  VOTING OF SHARES BY CERTAIN
                  SHAREHOLDERS.................................4
             SECTION 2.13  INFORMAL ACTION BY SHAREHOLDERS.....4
             SECTION 2.14  VOTING BY BALLOT....................4
             SECTION 2.15  CUMULATIVE VOTING...................5

ARTICLE 3 - BOARD OF DIRECTORS.................................5
             SECTION 3.1  GENERAL POWERS.......................5
             SECTION 3.2  PERFORMANCE OF DUTIES................5
             SECTION 3.3  NUMBER, TENURE AND QUALIFICATIONS....5
             SECTION 3.4  REGULAR MEETINGS.....................6
             SECTION 3.5  SPECIAL MEETINGS.....................6
             SECTION 3.6  NOTICE...............................6
             SECTION 3.7  QUORUM...............................6
             SECTION 3.8  MANNER OF ACTING.....................6
             SECTION 3.9  INFORMAL ACTION BY DIRECTORS.........7
             SECTION 3.10  PARTICIPATION BY ELECTRONIC MEANS...7
             SECTION 3.11  VACANCIES...........................7
             SECTION 3.12  RESIGNATION.........................7
             SECTION 3.13  REMOVAL.............................7
             SECTION 3.14  COMMITTEES..........................7
             SECTION 3.15  COMPENSATION........................8
             SECTION 3.16  PRESUMPTION OF ASSENT...............8

ARTICLE 4 - OFFICERS...........................................8
             SECTION 4.1  NUMBER...............................8
             SECTION 4.2  ELECTION AND TERM OF OFFICE..........8
             SECTION 4.3  REMOVAL..............................8
             SECTION 4.4  VACANCIES............................8
             SECTION 4.5  PRESIDENT............................9
             SECTION 4.6  VICE PRESIDENT.......................9
             SECTION 4.7  SECRETARY............................9
             SECTION 4.8  TREASURER............................10
             SECTION 4.9  ASSISTANT SECRETARIES AND ASSISTANT
                  TREASURERS...................................10
             SECTION 4.10  BONDS...............................10
             SECTION 4.11  SALARIES............................10

ARTICLE 5 - CONTRACTS, LOANS, CHECKS AND DEPOSITS..............10
             SECTION 5.1  CONTRACTS............................10
             SECTION 5.2  LOANS................................10
             SECTION 5.3  CHECKS, DRAFTS, ETC..................11
             SECTION 5.4  DEPOSITS.............................11

ARTICLE 6 - SHARES, CERTIFICATES FOR SHARES
                  AND TRANSFER OF SHARES.......................11
             SECTION 6.1  REGULATION...........................11
             SECTION 6.2  CERTIFICATES FOR SHARES..............11
             SECTION 6.3  CANCELLATION OF CERTIFICATES.........12
             SECTION 6.4  LOST, STOLEN OR DESTROYED
                  CERTIFICATES.................................12
             SECTION 6.5  TRANSFER OF SHARES...................12

ARTICLE 7 - FISCAL YEAR........................................12

ARTICLE 8 - DIVIDENDS..........................................12

ARTICLE 9 - CORPORATE SEAL.....................................13

ARTICLE 10 - WAIVER OF NOTICE..................................13

ARTICLE 11 - AMENDMENTS........................................13

ARTICLE 12 - EXECUTIVE COMMITTEE...............................13
             SECTION 12.1  APPOINTMENT.........................13
             SECTION 12.2  AUTHORITY...........................13
             SECTION 12.3  TENURE AND QUALIFICATIONS...........13
             SECTION 12.4  MEETINGS............................14
             SECTION 12.5  QUORUM..............................14
             SECTION 12.6  INFORMAL ACTION BY EXECUTIVE
                  COMMITTEE....................................14
             SECTION 12.7  VACANCIES...........................14
             SECTION 12.8  RESIGNATIONS AND REMOVAL............14
             SECTION 12.9  PROCEDURE...........................14

ARTICLE 13 - INDEMNIFICATION...................................15
             SECTION 13.1  INDEMNIFICATION.....................15
             SECTION 13.2  RIGHT TO INDEMNIFICATION............15
             SECTION 13.3  GROUPS AUTHORIZED TO MAKE
                  INDEMNIFICATION DETERMINATION................16
             SECTION 13.4  PAYMENT AND ADVANCE OF EXPENSES.....16

                                     BYLAWS

                                       OF

                        CITY HOME DEVELOPMENT CORPORATION

                               ARTICLE 1 - OFFICES

SECTION 1.1 PRINCIPAL OFFICE

The initial principal office of the Corporation in the state of Nevada shall be located in Las Vegas. The Corporation may have such other offices, either within or outside of the State of Nevada as the board of directors may designate, or as the business of the Corporation may require from time to time.

SECTION 1.2 REGISTERED OFFICE

The registered office of the Corporation, required by Chapter 78 of the Nevada Revised Statutes to be maintained in the State of Nevada, may be, but need not be, identical with the principal office in the state of Nevada, and the address of the registered office may be changed from time to time by the board of directors.

                            ARTICLE 2 - SHAREHOLDERS

SECTION 2.1 ANNUAL MEETING

The annual meeting of the shareholders shall be held on the first Tuesday in the month of May of each year, commencing with the year 2006, at the hour of 10:00 a.m., or at such other time on such other day as shall be fixed by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Nevada, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

SECTION 2.2 SPECIAL MEETINGS

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 2.3 PLACE OF MEETINGS

The board of directors may designate any place, either within or outside of the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the state of Nevada.

SECTION 2.4 NOTICE OF MEETING

Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 2.5 MEETING OF ALL SHAREHOLDERS

Except as provided by law, if a majority of the shareholders meet at any time and place, either within or outside of the State of Nevada, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.


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SECTION 2.6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors of the Corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior t o the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

SECTION 2.7 VOTING RECORD

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the Corporation, whether within or outside of the State of Nevada, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

SECTION 2.8 QUORUM

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by Chapter 78 of the Nevada Revised Statutes and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.

SECTION 2.9 MANNER OF ACTING

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these bylaws.

SECTION 2.10 PROXIES

At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by a duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy.

SECTION 2.11 VOTING OF SHARES

Unless otherwise provided by these bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

SECTION 2.12 VOTING OF SHARES BY CERTAIN SHAREHOLDERS

Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the bylaws of such Corporation may prescribe, or, in the absence of such provision, as the board of directors of such other Corporation may determine.

Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by an administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the trustee name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.


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

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither shares of its own stock belonging to this Corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another Corporation if the majority of shares entitled to vote for the election of directors of such Corporation is held by this Corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefore.

SECTION 2.13 INFORMAL ACTION BY SHAREHOLDERS

Except as provided by law, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 2.14 VOTING BY BALLOT

Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

SECTION 2.15 CUMULATIVE VOTING

Cumulative voting shall not be permitted in the election of officers or directors, or in any other matter.

                         ARTICLE 3 - BOARD OF DIRECTORS

SECTION 3.1 GENERAL POWERS

The business and affairs of the Corporation shall be managed by its board of directors.

SECTION 3.2 PERFORMANCE OF DUTIES

A director of the Corporation shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs A, B, and C of this Section 3.2; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties shall not have any liability by reason of being or having been a director of the Corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

A. One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matter presented;

B. Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

C. A committee of the board upon which he or she does not serve, duly designated in accordance with the provision of the Articles of Incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

SECTION 3.3 NUMBER, TENURE AND QUALIFICATIONS

The number of directors of the Corporation shall be fixed from time to time by resolution of the board of directors, but in no instance shall there be less than one director or that number otherwise required by law. Each director shall hold office until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. Directors need not be residents of the state of Nevada nor shareholders of the Corporation.

There shall be a chairman of the board, who has been elected from among the directors. He or she shall preside at all meetings of the stockholders and of the board of directors. He or she shall have such other powers and duties as may be prescribed by the board of directors.


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

SECTION 3.4 REGULAR MEETINGS

A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the state of Nevada, for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.5 SPECIAL MEETINGS

Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of Nevada, as the place for holding any special meeting of the board of directors called by them.

SECTION 3.6 NOTICE

Written notice of any special meeting of directors shall be given as follows:

By mail to each director at his or her business address at least three days prior to the meeting; or

By personal delivery or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be Transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.7 QUORUM

A majority of the number of directors fixed by or pursuant to Section 3.2 of this Article 3 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 3.8 MANNER OF ACTING

Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

SECTION 3.9 INFORMAL ACTION BY DIRECTORS

Any action required or permitted to be taken by the board of directors or by a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the committee members entitled to vote with respect to the subject matter thereof.

SECTION 3.10 PARTICIPATION BY ELECTRONIC MEANS

Any members of the board of directors or any committee designated by such board may participate in a meeting of the board of directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

SECTION 3.11 VACANCIES

Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

SECTION 3.12 RESIGNATION

Any director of the Corporation may resign at any time by giving written notice to the president or the secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.


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

SECTION 3.13 REMOVALS

Any director or directors of the Corporation may be removed at any time, with or without cause, in the manner provided in Chapter 78 of the Nevada Revised Statutes.

SECTION 3.14 COMMITTEES

By resolution adopted by a majority of the board of directors, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the Corporation as the board of directors shall designate and as shall be prescribed by Chapter 78 of the Nevada Revised Statutes.

SECTION 3.15 COMPENSATION

By resolution of the board of directors and irrespective of any personal interest of any of the members, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.16 PRESUMPTION OF ASSENT

A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                              ARTICLE 4 - OFFICERS

SECTION 4.1 NUMBER

The officers of the Corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

SECTION 4.2 ELECTION AND TERM OF OFFICE

The officers of the Corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 4.3 REMOVAL

Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4.4 VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 4.5 PRESIDENT

The president shall be the chief executive officer of the Corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, when present, and in the absence of a chairman of the board, preside at all meetings of the shareholders and of the board of directors. He or she may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the board of directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, excepted in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.


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

SECTION 4.6 VICE PRESIDENT

If elected or appointed by the board of directors, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the president or in the event of his or her death, inability or refusal to act, perform all duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the treasurer or an assistant treasurer or the secretary or an assistant secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

SECTION 4.7 SECRETARY

The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose;
(b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the chairman or vice chairman of the board of directors, or the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

SECTION 4.8 TREASURER

The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article 5 of these bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

SECTION 4.9 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS

The assistant secretaries, when authorized by the board of directors, may sign with the chairman or vice chairman of the board of directors or the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

SECTION 4.10 BONDS

If the board of directors by resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the board of directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

SECTION 4.11 SALARIES

The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

                ARTICLE 5 - CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 5.1 CONTRACTS

The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 5.2 LOANS

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 5.3 CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors.


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

SECTION 5.4 DEPOSITS

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.

                   ARTICLE 6 - SHARES, CERTIFICATES FOR SHARES
                             AND TRANSFER OF SHARES

SECTION 6.1 REGULATION

The board of directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

SECTION 6.2 CERTIFICATES FOR SHARES

Certificates representing shares of the Corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the chairman or vice-chairman of the board of directors or by the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary; provided that such signatures may be facsimile if the certificate is counter-signed by a transfer agent, or registered by a registrar other than the Corporation itself or its employee. Each certificate shall state the name of the Corporation, the fact that the Corporation is organized or incorporated under the laws of the state of Nevada, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the board of directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

The Corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The Corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the board of directors.

SECTION 6.3 CANCELLATION OF CERTIFICATES

All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certificates.

SECTION 6.4 LOST, STOLEN OR DESTROYED CERTIFICATES

Any shareholder claiming that his or her certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the secretary of the Corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the Corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the president and treasurer of the Corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

SECTION 6.5 TRANSFER OF SHARES

Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the state of Nevada.

                             ARTICLE 7 - FISCAL YEAR

The fiscal year of the Corporation shall end on the last day of December in each calendar year. The fiscal year of the Corporation may be changed by the affirmative vote of a majority of the board of directors.

                              ARTICLE 8 - DIVIDENDS

The board of directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                           ARTICLE 9 - CORPORATE SEAL

The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "CORPORATE SEAL."

                          ARTICLE 10 - WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Chapter 78 of the Nevada Revised Statutes, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the event or other circumstance requiring such notice, shall be deemed equivalent to the giving of such notice.

                             ARTICLE 11 - AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by a majority of the directors present at any meeting of the board of directors of the Corporation at which a quorum is present.

                        ARTICLE 12 - EXECUTIVE COMMITTEE

SECTION 12.1 APPOINTMENT

The board of directors by resolution adopted by a majority of the full board, may designate two or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

SECTION 12.2 AUTHORITY

The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, Recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the bylaws of the Corporation.

SECTION 12.3 TENURE AND QUALIFICATIONS

Each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until his or her successor is designated as a member of the executive committee and is elected and qualified.

SECTION 12.4 MEETINGS

Regular meetings of the executive committee may be held without notice at such time and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his or her business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

SECTION 12.5 QUORUM

A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 12.6 INFORMAL ACTION BY EXECUTIVE COMMITTEE

Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

SECTION 12.7 VACANCIES

Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

SECTION 12.8 RESIGNATIONS AND REMOVAL

Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 12.9 PROCEDURE

The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                          ARTICLE 13 - INDEMNIFICATION

SECTION 13.1 INDEMNIFICATION

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct as unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

SECTION 13.2 RIGHT TO INDEMNIFICATION

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 13.1 and 13.2 of this Article 13, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

SECTION 13.3 GROUPS AUTHORIZED TO MAKE INDEMNIFICATION DETERMINATION

Any indemnification under Sections 13.1 or 13.2 of this Article 13, unless ordered by a court or advanced pursuant to Section 13.2, may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suite or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

SECTION 13.4 PAYMENT AND ADVANCE OF EXPENSES

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this Section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

EXHIBIT D to Information Statement

                   2006 Stock Option, SAR and Stock Bonus Plan

                                    ARTICLE 1

General Provisions

1.1 Purpose. The purpose of the 2006 Stock Option, SAR and Stock Bonus Plan (the "Plan") shall be to retain and compensate its directors, officers, employees and independent consultants (the "Participants") of City Home Development Corporation (the "Company") and its subsidiaries, if any, by way of granting (i) non-qualified stock options ("Stock Options"), (ii) non-qualified stock options with stock appreciation rights attached ("Stock Option SAR's"), and (iii) stock bonuses. In addition, no consultant shall be a Participant in this Plan in consideration for consulting or other services related to capital raising activities for The Company or related to any stock promotion activities for the Company. For the purpose of this Plan, Stock Option SAR's are sometimes collectively herein called "SAR's;" and Stock Options. The Stock Options to be granted are intended to be "non-qualified stock options" as described in Sections 83 and 421 of the Code. Furthermore, under the Plan, the terms "parent" and "subsidiary" shall have the same meaning as set forth in Subsections (e) and
(f) of Section 425 of the Code unless the context herein clearly indicates to the contrary.

1.2 General. The terms and provisions of this Article I shall be applicable to Stock Options and SAR's unless the context herein clearly indicates to the contrary.

1.3 Administration of the Plan. The Plan shall be administered by the Stock Plan Committee (the "Committee") appointed by the Board of Directors (the "Board") of the Company and consisting of at least one member from the Board. The members of the Committee shall serve at the pleasure of the Board. The Committee shall have the power where consistent with the general purpose and intent of the Plan to
(i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan, (iii) establish policies and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the form of any "stock option agreements" ("Stock Option Agreements"). Unless otherwise provided in the Plan, the Committee shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. Mr. Fang Zhong, Mr. Yang Jeongho, Mr. Dick R. Lee have been appointed as the initial members of the Committee.

1.4 Shares Subject to the Plan. Shares of stock ("Stock") covered by Stock Options, SAR's, and stock bonuses shall consist of 3,000,000 shares (following the planned 1-for-8 reverse split of the Common Stock of The Company) of the Common Stock, $.001 par value, of The Company. Either authorized and unissued shares or treasury shares may be delivered pursuant to the Plan. If any Option for shares of Stock, granted to a Participant lapses, or is otherwise terminated, the Committee may grant Stock Options, SAR's and stock bonuses for such shares of Stock to other Participants. However, neither Stock Options nor SAR's shall be granted again for shares of Stock which have been subject to SAR's which are surrendered in exchange for cash or shares of Stock issued pursuant to the exercise of SAR's as provided in Article II hereof.

1.5 Participation in the Plan. The Committee shall determine from time to time those Participants who are to be granted Stock Options, SAR's and stock bonuses and the number of shares of Stock covered thereby.

1.6 Determination of Fair Market Value. As used in the Plan, "fair market value" shall mean on any particular day (i) if the Stock is listed or admitted for trading on any national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations, for such day of the Stock on the principal securities exchange on which shares of Stock are listed, (ii) if Stock is not traded on any national securities exchange but is quoted on the National Association of Securities Dealers, Inc., Automated Quotation System, the NASD electronic bulletin board, or any similar system of automated dissemination of quotations or securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system, (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for shares of the Stock on at least five (5) of the ten (10) preceding days, (iv) in lieu of the above, if actual transactions in the shares of Stock are reported on a consolidated transaction reporting system, the last sale price of the shares of Stock on such system or, (v) if none of the conditions set forth above is met, the fair market value of shares of Stock as determined by the Board. Provided, for purposes of determining "fair market value" of the Common Stock of The Company, such value shall be determined without regard to any restriction other than a restriction which will never lapse.

1.7 Adjustments Upon Changes in Capitalization. The aggregate number of shares of Stock under Stock Options granted under the Plan, the Option Price and the total number of shares of Stock which may be purchased by a Participant on exercise of a Stock Option shall be approximately adjusted by the Committee to reflect any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving The Company except that a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or the resulting corporation, shall cause the Plan and any Stock Option, or SAR granted thereunder, to terminate upon the effective date of such dissolution, liquidation, merger or consolidation. Provided, that for the purposes of this
Section 1.7, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event will not cause a termination. Appropriate adjustment may also be made by the Committee in the terms of a SAR to reflect any of the foregoing changes.

1.8 Amendment and Termination of the Plan. The Plan shall terminate at midnight, January 31, 2009, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board. Provided, that no action of the Board may, without the approval of the Board of Directors, increase the aggregate number of shares of Stock which may be purchased under Stock Options, SAR's or stock bonuses granted under the Plan; or withdraw the administration of the Plan from the Committee. Except as provided in this
Article I, no amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Option or SAR theretofore granted under the Plan without the consent of the affected Participant.


1.9 Effective Date. The Plan shall be effective January 20, 2006.


1.10 Securities Law Requirements. The Company shall have no liability to issue any Stock hereunder unless the issuance of such shares would comply with any applicable federal or state securities laws or any other applicable law or regulations thereunder.

1.11 Separate Certificates. Separate certificates representing the Common Stock of the Company to be delivered to a Participant upon the exercise of any Stock Option, or SAR will be issued to such Participant.

1.12 Payment for Stock; Receipt of Stock or Cash in Lieu of Payment.

(a) Payment for Stock. Payment for shares of Stock acquired under this Plan shall be made in full and in cash or check made payable to the Company or may be made by the transfer of common stock owned by the Participant to the Company at fair value. Provided, payment for shares of Stock purchased under this Plan may also be made in Common Stock of the Company or a combination of cash and Common Stock of the Company in the event that the purchase of shares is pursuant to the exercise of rights under an SAR attached to the Option and which is exercisable on the date of exercise of the Option. In the event that Common Stock of the Company is utilized in consideration for the purchase of Stock upon the exercise of a Stock Option, then, such Common Stock shall be valued at the "fair market value" as defined in Section 1.6 of the Plan.

(b) Receipt of Stock or Cash in Lieu of Payment. Furthermore, a Participant may exercise an Option without payment of the Option Price in the event that the exercise is pursuant to rights under an SAR attached to the Option and which is exercisable on the date of exercise of the Option. In the event an Option with an SAR attached is exercised without payment of the Option Price, the Participant shall be entitled to receive either (i) a cash payment from the Company equal to the excess of the total fair market value of the shares of Stock on such date as determined with respect to which the Option is being exercised over the total cash Option Price of such shares of Stock as set forth in the Option or (ii) that number of whole shares of Stock as is determined by dividing (A) an amount equal to the fair market value per share of Stock on the date of exercise into (B) an amount equal to the excess of the total fair market value of the shares of Stock on such date with respect to which the Option is being exercised over the total cash Option Price of such shares of Stock as set forth in the Option, and fractional shares will be rounded to the next lowest number and the Participant will receive cash in lieu thereof.

1.13 Incurrence of Disability. A Participant shall be deemed to have terminated consulting and incurred a disability ("Disability") if such Participant suffers a physical or mental condition which, in the judgment of the Committee, totally and permanently prevents a Participant from engaging in any substantial gainful consulting with the Company or a subsidiary.

1.14 Grants of Options and Stock Option Agreement. Each Stock Option and/or SAR granted under this Plan shall be evidenced by the minutes of a meeting of the Committee or by the written consent of the Committee and by a written Stock Option Agreement effective on the date of grant and executed by the Company and the Participant. Each Option granted hereunder shall contain such terms, restrictions and conditions as the Committee may determine, which terms, restrictions and conditions may or may not be the same in each case.

1.15 Use of Proceeds. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

1.16 Non-Transferability of Options. Except as otherwise herein provided, any Option or SAR granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by him or her. More particularly (but without limiting the generality of the foregoing), the Option and/or SAR may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option and/or SAR contrary to the provisions hereof shall be null and void and without effect.

1.17 Additional Documents on Death of Participant. No transfer of an Option and/or SAR by the Participant by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice and an unauthenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the successor to the Option and/or SAR of the terms and conditions of such Option and/or SAR.

1.18 Changes in Relationships. So long as the Participant shall continue to be an officer, director, employee or a consultant of the Company or any one of its subsidiaries, any Option granted to him or her shall not be affected by any change of duties or position. Nothing in the Plan or in any Stock Option Agreement which relates to the Plan shall confer upon any Participant any right to continue as an officer, director, employee or a consultant of the Company or of any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate the consulting arrangement at any time.

1.19 Shareholder Rights. No Participant shall have a right as a shareholder with respect to any shares of Stock subject to an Option prior to the purchase of such shares of Stock by exercise of the Option.

1.20 Right to Exercise Upon Company Ceasing to Exist. Where dissolution or liquidation of the Company or any merger consolidation or combination in which the Company is not the surviving corporation occurs, the Participant shall have the right immediately prior to such dissolution, liquidation, merger, consolidation or combination, as the case may be, to exercise, in whole or in part, his or her then remaining Options whether or not then exercisable, but limited to that number of shares that can be acquired without causing the Participant to have an "excess parachute payment" as determined under Section 280G of the Code determined by taking into account all of Participant's "parachute payments" determined under Section 280G of the Code. Provided, the foregoing notwithstanding, after the Participant has been afforded the opportunity to exercise his or her then remaining Options as provided in this
Section 1.21, and to the extent such Options are not timely exercised as provided in this Section 1.21, then, the terms and provisions of this Plan and any Stock Option Agreement will thereafter continue in effect, and the Participant will be entitled to exercise any such remaining and unexercised Options in accordance with the terms and provisions of this Plan and such Stock Option Agreement as such Options thereafter become exercisable. Provided further, that for the purposes of this Section 1.21, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form, or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event shall not cause an acceleration of the exercisebility of any such Options granted hereunder.

1.21 Assumption of Outstanding Options and SAR's. To the extent permitted by the then applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization or liquidation transaction shall assume Options and SAR's outstanding under the Plan or issue new Options and/or SAR's in place of outstanding Options and/or SAR's under the Plan, as determined in its sole discretion.

                                   ARTICLE II

                       Terms of Stock Options and Exercise

2.1 General Terms.

(a) Grant and Terms for Stock Options. Stock Options shall be granted by the Committee on the following terms and conditions: No Stock Option shall be exercisable within thirty days from the date of grant (except as specifically provided in Subsection 2.l(c) hereof, with regard to the death or Disability of a Participant), nor more than three years after the date of grant. Subject to such limitation, the Committee shall have the discretion to fix the period (the "Option Period") during which any Stock Option may be exercised. Stock Options granted shall not be transferable except by will or by the laws of descent and distribution, Stock Options shall be exercisable only by the Participant while actively retained as a consultant by the Company or a subsidiary, except that
(i) any such Stock Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant (but not beyond the Option Period of such Stock Option), (ii) if a Participant terminates his position as a consultant with the Company or a subsidiary on account of Retirement, such Participant may exercise any Stock Option which is otherwise exercisable at any time within three months of such date of termination and (iii) if a Participant terminates his position as a consultant with the Company or a subsidiary on account of incurring a Disability, such Participant may exercise any Stock Option which is otherwise exercisable at any time within 12 months of such date of termination. If a Participant should die during the applicable three-month or 12-month period following the date of such Participant's termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any Stock Options granted to such deceased Participant shall be governed in accordance with Subsection 2.1(a)(i) of this
Article II.

(b) Option Price. The option price ("Option Price") for shares of Stock subject to a Stock Option shall be determined by the Committee, but in no event shall the Option Price of Stock Options be less than 85% of the "fair market value" of the Stock on the date of grant.

(c) Acceleration of Otherwise Unexerciseble Stock Option on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit
(i) a Participant who terminates his position as a consultant due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates his position as a consultant upon the occurrence of special circumstances (as determined by the Committee) to exercise and purchase (within three months of such date of termination of consulting arrangement, or 12 months in the case of a deceased or disabled Participant; all or any part of the shares subject to Stock Option on the date of the Participant's Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any, with respect to such Stock Option, had not accrued on such date. Provided, such discretionary authority of the Committee shall not be exercised with respect to any Stock Option (or portion thereof) if the applicable six-month waiting period for exercise had not expired except in the event of the death or disability of the Participant when the personal representative of the deceased Participant or the disabled Participant may, with the consent of the Committee, exercise such Stock Option notwithstanding the fact that the applicable six-month waiting period had not yet expired.

(d) Number of Stock Options Granted. Participants may be granted more than one Stock Option. In making any such determination, the Committee shall obtain the advice and recommendation of the officers of the Company or a subsidiary which have supervisory authority over such Participants. The granting of a Stock Option under the Plan shall not affect any outstanding Stock Option previously granted to a Participant under the Plan.

(e) Notice of Exercise Stock Option. Upon exercise of a stock option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Committee, at the Company's principal executive office. No Stock shall be issued to any Participant until the Company receives full payment for the Stock purchased, if applicable, and any required state and federal withholding taxes.

                                   ARTICLE III

                                      SAR's

3.1 General Terms.

(a) Grant and Terms of SAR's. The Committee may grant SAR's to Participants in connection with Stock Options granted under the Plan. SAR's shall not be exercisable (i) earlier than six months from the date of grant except as specifically provided in Subsection 3.l (b) hereof in the case of the death or Disability of a Participant, and (ii) shall terminate at such time as the Committee determines and shall be exercised only upon surrender of the related Stock Option and only to the extent that the related Stock Option (or the portion thereof as to which the SAR is exercisable) is exercised. SAR's may be exercised only by the Participant while actively engaged as a consultant by the Company or a subsidiary except that (i) any SAR's previously granted to a Participant which are otherwise exercisable may be exercised, with the approval of the Committee, by the personal representative of a deceased Participant, even if such death should occur within six months of the date of grant (but not beyond the expiration date of such SAR), and (ii) if a Participant terminates his position as a consultant with the Company or a subsidiary, as the case may be, on account of incurring a Disability, such Participant may exercise any SAR's which are otherwise exercisable, with the approval of the Committee, anytime within 12 months of termination by Disability. If a Participant should die during the applicable three-month period following the applicable 12 month period following the date of termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any SAR's granted to such deceased Participant shall be governed in accordance with
(i) of the second sentence of this Subsection 3.l (a) of this Article III. The applicable SAR shall (i) terminate upon the termination of the underlying Stock Option, as the case may be, (ii) only be transferable at the same time and under the same conditions as the underlying Stock Option is transferable, (iii) only be exercised when the underlying Stock Option is exercised, and (iv) may be exercised only if there is a positive spread between the Option Price, as applicable and the "fair market value" of the Stock for which the SAR is exercised.

(b) Acceleration of Otherwise Unexerciseble SAR's upon Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit
(i) a Participant who terminates his position as a consultant with the Company or a subsidiary due to a Disability, (ii) the personal representative of such deceased Participant, or (iii) any other Participant who terminates employment as a consultant with the Company or a subsidiary upon the occurrence of special circumstances (as determined by the Committee) to exercise (within 12 months in the case of a disabled or deceased Participant) all or any part of any such SAR's previously granted to such Participant as of the date of such Participant's Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any with respect to such SAR's, had not accrued on such date. Provided, such discretionary authority of the Committee may not be exercised with respect to any SAR (or portion thereof if the applicable six-month waiting period for exercise had not expired as of such date, except (i) in the event of the Disability of the Participant or (ii) the death of the Participant, when such disabled Participant or the personal representative of such deceased Participant may, with the consent of the Committee, exercise such SAR's notwithstanding the fact that the applicable six-month waiting period had not yet expired.

(c) Form of Payment of SAR's. The Participant may request the method and combination of payment upon the exercise of a SAR; however, the Committee has the final authority to determine whether the value of the SAR shall be paid in cash or shares of Stock or both. Upon exercise of a SAR, the holder is entitled to receive the excess amount of the "fair market value" of the Stock (as of the date of exercise) for which the SAR is exercised over the Option Price, as applicable, under the related Stock Option, as the case may be. All applicable federal and state withholding taxes will be paid by the Participant to the Company upon the exercise of a SAR since the excess amount described above will be required to be included within taxable income in accordance with Sections 61 and 83 of the Code.

City Home Development Corporation


By: /s/ Fang Zhong
   ---------------
Fang Zhong, Chief Executive Officer and President

Date Plan adopted and approved by the Board of Directors:
January 20, 2006

                          Index to Financial Statements

Appendix I        The audited consolidated financial statements of Xerion
                  EcoSolutions Group Inc. for its fiscal year ended September
                  30, 2005.

Appendix II       The audited consolidated financial statements of Town House
                  Land Company Limited for its fiscal years ended December 31, 1004 and 2003.

Appendix III      The unaudited consolidated financial statements of Xerion
                  EcoSolutions Group Inc. as of September 30, 2005.

                         XERION ECOSOLUTIONS GROUP, INC.
                                      INDEX

PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements:

           Condensed Balance Sheet as of September 30, 2005 (unaudited).................. 2

           Condensed Statements of Operations for the three months and nine months ended September 30, 2005 and 2004 (unaudited).......................... 3

           Condensed Statements of Cash Flows for nine months ended
           September 30, 2005 and 2004 (unaudited)....................................... 4

           Notes to Condensed Financial Statements....................................... 5


PART 1 - FINANCIAL INFORMATION

Item 1 - Financial Statements

                         Xerion EcoSolutions Group Inc.
                          (A Development Stage Company)

                             Condensed Balance Sheet
                           (expressed in U.S. Dollars)

                                                                                 As at
                                                                               Sept 30,
                                                                                 2005
                                                                             ------------
                                                                              (unaudited)
ASSETS

Current Assets

Cash                                                                         $      2,161
                                                                             ------------

Total Current Assets                                                                2,161

Property and Equipment (Note 3)                                                     2,563
                                                                             ------------

Total Assets                                                                        4,724
                                                                             ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities

Accounts payable                                                                   37,466
Accrued liabilities                                                                 1,500
Due to related party (Note 4)                                                     163,359
                                                                             ------------

Total Liabilities                                                                 202,325
                                                                             ------------

Stockholders' (Deficit)

Preferred stock, 50,000,000 shares authorized, no par value;
none issued                                                                            --

Common Stock, 300,000,000 shares authorized, $0.001 par value
2,841,523 shares issued and outstanding                                             2,842

Additional Paid-in Capital                                                     10,014,413

Donated Capital                                                                   126,000

Deficit Accumulated During the Development Stage                             $(10,340,856)
                                                                             ------------

Total Stockholders' (Deficit)                                                $   (197,601)
                                                                             ------------

Total Liabilities and Stockholders' (Deficit)                                $      4,724
                                                                             ============

     The accompanying notes are an integral part of the financial statements

                         Xerion EcoSolutions Group Inc.
                          (A Development Stage Company)

                       Condensed Statements of Operations
                           (expressed in U.S. Dollars)

                                   (unaudited)

                                                  Accumulated from
                                                  November 1, 1985             For the                          For the
                                                (Date of Inception)      Three Months Ended                Nine Months Ended
                                                    to Sept 30,              September 30,                    September 30,
                                                       2005             2005             2004             2005             2004
                                                   ------------     ------------     ------------     ------------     ------------
Revenue                                                      --               --               --               --               --
                                                   ------------     ------------     ------------     ------------     ------------

Expenses

  Depreciation                                     $     11,625     $        805     $        829     $      2,273     $      2,447
  General and administrative (1)                      3,039,054           18,040           22,309           55,004           78,546
  Impairment loss on intangible asset                    20,000               --               --               --               --
  Loss on disposal of property and equipment              7,866               --               --               --               --
  Mining exploration                                     54,379               --               --               --               --
  Stock-based compensation                            1,955,651               --               --               --               --
                                                   ------------     ------------     ------------     ------------     ------------

Total Expenses                                        5,088,575           18,845           23,138           55,277           80,993
                                                   ------------     ------------     ------------     ------------     ------------

Loss from Continuing Operations                      (5,088,575)         (18,845)         (23,138)         (57,277)         (80,993)

Loss from Discontinued Operations                    (5,252,281)              --               --               --               --
                                                   ------------     ------------     ------------     ------------     ------------

Net (Loss)                                         $(10,340,856)    $    (18,845)    $    (23,138)    $    (57,277)    $    (80,993)
                                                   ============     ============     ============     ============     ============

Net (Loss) Per Share - Basic and Diluted                     --     $      (0.01)    $      (0.01)    $      (0.02)    $      (0.03)
                                                   ============     ============     ============     ============     ============

Weighted Average Shares Outstanding                          --        2,841,523        2,841,523        2,841,523        2,841,523
                                                   ============     ============     ============     ============     ============

(1) Stock-based compensation is excluded from:
         General and administrative                   1,955,651               --               --               --               --
                                                   ============     ============     ============     ============     ============

     The accompanying notes are an integral part of the financial statements

                         Xerion EcoSolutions Group Inc.
                          (A Development Stage Company)

                       Condensed Statements of Cash Flows
                           (expressed in U.S. Dollars)

                                   (unaudited)

                                                                                        For the Nine Months
                                                                                              Ended
                                                                                           September 30,
                                                                                      2005              2004
                                                                                  ------------      ------------
Cash Flows to Operating Activities

  Net loss                                                                        $    (57,275)     $    (80,973)

  Adjustments to reconcile net loss to net cash used in operating activities:

    Depreciation                                                                         2,273             2,447
    Loss on disposal of property and equipment                                              --             7,866

  Changes in operating assets and liabilities:
    Prepaid expenses                                                                        --             2,636
    Accounts payable and accrued liabilities                                            41,471            28,266
                                                                                  ------------      ------------

Net Cash Used in Operating Activities                                                  (13,531)          (39,758)
                                                                                  ------------      ------------

Cash Flows from Investing Activities

  Sale of mining claims                                                                     --             9,000
                                                                                  ------------      ------------

Net Cash Provided By Investing Activities                                                   --             9,000
                                                                                  ------------      ------------

Cash Flows from (to) Financing Activities

  Advances from a related party                                                         13,359                --
  Repayments to a related party                                                             --            (1,015)
                                                                                  ------------      ------------

Net Cash Provided By (Used in) Financing Activities                                     13,359            (1,015)
                                                                                  ------------      ------------

Increase (Decrease) in Cash                                                               (172)          (31,772)

Cash - Beginning of Period                                                        $      2,333      $     33,685
                                                                                  ------------      ------------

Cash - End of Period                                                              $      2,161      $      1,913
                                                                                  ============      ============

Non-cash Financing and Investing Activities                                                 --                --
                                                                                  ============      ============

Supplemental Disclosures

  Interest paid                                                                             --                --
  Income tax paid                                                                           --                --
                                                                                  ============      ============

     The accompanying notes are an integral part of the financial statements

                         Xerion EcoSolutions Group Inc.
                          (A Development Stage Company)

                   Notes to the Condensed Financial Statements
                           (expressed in U.S. Dollars)

                                   (unaudited)

1.    Nature of Operations and Continuance of Business

Xerion EcoSolutions Group Inc. (the "Company") was incorporated on November 1, 1985 under the laws of the State of Colorado. The shares of the Company currently trade on the Electronic Bulletin Board over-the-counter market (OTC-BB) under the symbol "XECO".

The Company is a development stage company as defined by Statement of Financial Accountings Standards ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises". In a development stage company, management devotes most of its activities in developing a market for its products and/or services. The Company is presently in its developmental stage and currently has no sources of revenue to provide incoming cash flows to sustain future operations. As at September 30, 2005, the Company has a working capital deficit of $200,164 (December 31, 2004 - $145,162) and has an accumulated deficit of $10,340,856 since its inception. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and then generate significant revenue. There is no guarantee that the Company will be able to complete any of the above objectives. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

2.    Summary of Significant Accounting Policies

      a)    Basis of Accounting and Year End

            These financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in U.S. dollars. The Company's fiscal year end is December 31.

      b)    Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

      c)    Cash and Cash Equivalents

            The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

      d)    Property and Equipment

            Property and equipment consists of computer equipment recorded at cost and depreciated on a straight-line basis over the estimated useful life of three years.

      e)    Long-lived Assets

            In accordance with Financial Accounting Standards Board ("FASB") SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes an impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

      f)    Financial Instruments

            The carrying value of cash, accounts payable and accrued liabilities and amounts due to related party approximate fair value due to the immediate or short-term maturity of these financial instruments.

      g)    Mineral Property Costs

            The Company has been engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

      h)    Income Taxes

            Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, "Accounting for Income Taxes", as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured that it is more likely than not it will utilize the net operating losses carried forward in future years.

      i)    Foreign Currency Transactions

            The Company's functional and reporting currency is the United States dollar. Occasional transactions occur in Canadian currency, and management has adopted SFAS No. 52, "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

      j)    Stock-based Compensation

            The Company has adopted SFAS No. 123 "Accounting for Stock Based Compensation" which requires that stock awards granted to employees and non-employees are recognized as compensation expense based on the fair market value of the stock award or fair market value of the goods and services received whichever is more reliably measurable.

      k)    Basic and Diluted Net Income (Loss) per Share

            The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. Loss per share information does not include the effect of any potential common shares, as their effect would be anti-dilutive.

      l)    Comprehensive Loss

            SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2005 and 2004, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

      m)    Recent Accounting Pronouncements

            In December 2004, the FASB issued SFAS No. 123 (Revised 2004) ("SFAS No. 123R"), "Share-Based Payment." SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123R represents the culmination of a two-year effort to respond to requests from investors and many others that the FASB improve the accounting for share-based payment arrangements with employees. The scope of SFAS No. 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123R replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and
            supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in APB Opinion No. 25, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Although those disclosures helped to mitigate the problems associated with accounting under APB Opinion No. 25, many investors and other users of financial statements believed that the failure to include employee compensation costs in the income statement impaired the transparency, comparability, and credibility of financial statements. Public entities that file as small business issuers will be required to apply Statement 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

            In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". SFAS No. 153 is the result of a broader effort by the FASB to improve financial reporting by eliminating differences between GAAP in the United States and GAAP developed by the International Accounting Standards Board (IASB). As part of this effort, the FASB and the IASB identified opportunities to improve financial reporting by eliminating certain narrow differences between their existing accounting standards. SFAS No. 153 amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions", that was issued in 1973. The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have "commercial substance." Previously, APB Opinion No. 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No.153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The effect of adoption of this standard is not expected to have a material impact on the Company's results of operations and financial position.

            The FASB has also issued SFAS No. 151 and 152, but they will not have any relationship to the operations of the Company. Therefore, a description and its impact for each on the Company's operations and financial position have not been disclosed.

            In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R.

      n)    Reclassifications

            Certain  reclassifications  have  been  made to the  prior  period's
            financial   statements   to   conform   to  the   current   period's
            presentation.

      o)    Interim Financial Statements

            These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

3.    Property and Equipment

                                                                 June 30,       December 31,
                                                                   2005            2004
                                                                 Net Book         Net Book
                                              Accumulated          Value           Value
                                 Cost         Depreciation      (unaudited)      (audited)
                             ------------     ------------     ------------     ------------
Computer equipment           $      9,207     $      6,645     $      2,563     $      4,836

4.    Related Party Transactions

      a) The Company accrued $45,000 during the nine months ended September 30, 2005 (2004 - $45,000) to the President of the Company for management services rendered.

      b) Included in due to related party is a balance of $150,000 (December 31, 2004 - $120,000) payable to the President of the Company.

      c) The amount of $13,359 (December 31, 2004 - $0) due to the President of the Company for cash advances and expenses paid on behalf of the Company is without interest, unsecured and due on demand.

5.    Subsequent Event

The Company entered into a definitive Stock Exchange Agreement (the "Agreement") under which Town House Land Limited ("Town House"), a real estate development company organized in the People's Republic of China; was acquired by the Company in consideration for the issuance of the common stock of the Company representing a 98.75% ownership interest in the Company to the former owners of Town House and their designees. The Agreement closed on October 31, 2005. Reference is made to the Form 8-K and Form 8-K/A current reports filed with the U.S. Securities and Exchange Commission during November 2005.